Exhibit 3.3

AMENDED AND RESTATED

LIMITED PARTNERSHIP AGREEMENT

OF

BREITBURN ENERGY COMPANY L.P.,

a Delaware Limited Partnership

Dated as of October 1, 2007

PARTNERSHIP INTERESTS IN BREITBURN ENERGY COMPANY L.P., A DELAWARE LIMITED PARTNERSHIP, HAVE NOT BEEN REGISTERED WITH OR QUALIFIED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE. THE PARTNERSHIP INTERESTS ARE BEING SOLD IN RELIANCE UPON EXEMPTIONS FROM SUCH REGISTRATION OR QUALIFICATION REQUIREMENTS. THE PARTNERSHIP INTERESTS CANNOT BE SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE RESTRICTIONS ON TRANSFERABILITY CONTAINED IN THE LIMITED PARTNERSHIP AGREEMENT OF BREITBURN ENERGY COMPANY L.P. AND APPLICABLE FEDERAL AND STATE SECURITIES LAWS.

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9.15	Counterparts	30
9.16	Dispute Resolution	30
9.17	Damage Limitations	31

SCHEDULES

Schedule 1	Partners, Initial Capital Account Balances, Partnership Interests and Percentage Interests

EXHIBITS

Exhibit A.	Additional Partner Rights and Obligations

AMENDED AND RESTATED

LIMITED PARTNERSHIP AGREEMENT

OF

BREITBURN ENERGY COMPANY L.P.

THIS AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT (the “Agreement”) of BREITBURN ENERGY COMPANY L.P. (the “Partnership”) is made and entered into as of October 1, 2007, by and among Pro GP Corp., a Delaware corporation (“Pro GP”), Pro LP Corp., a Delaware corporation, (“Pro LP”) and BreitBurn Energy Corporation, a California corporation (“BEC,” and collectively with Pro GP and Pro LP, the “Initial Partners”). The Partnership is organized under the Delaware Revised Uniform Limited Partnership Act of the State of Delaware (as amended from time to time, “DRULPA”).

RECITALS

A. This Partnership was formed pursuant to the Plan of Conversion dated as of June 15, 2004, under which Pro GP, Pro LP and BEC, the holders of all of the issued and outstanding membership interests of BreitBurn Energy Company, LLC, a California limited liability company (the “Company”), agreed to convert the Company into the Partnership in compliance with Section 17540.3 of the Beverly-Killea Limited Liability Company Act of the California Corporations Code and Section 17-217 of the DRULPA (the “Conversion”).

B. Upon the effectiveness of the Conversion, all of the issued and outstanding Common Shares of the Company, representing all of the membership interests of the Company, were converted into Limited Partner Interests (as defined below) and General Partner Interests (as defined below) in the Partnership, with all such General Partner Interests being held by Pro GP as the sole general partner of the Partnership.

C. The Partners now desire to create a class of profits interests to be granted to employees, directors and consultants of the Partnership and its Affiliates in order to provide incentives to such Persons, and in connection therewith, the Partners desire to amend and restate the limited partnership agreement of the Partnership in its entirety.

D. The Partners intend that such new class of profits interests represent “profits interests” in the Partnership, as that term is defined in Rev. Proc. 93-27, 1993-2 C.B. 343, as clarified by Rev. Proc. 2001-43, 2001-2 C.B. 191.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1

ORGANIZATIONAL MATTERS

1.1 Continuation. The Partners hereby continue the Partnership under the DRULPA for the purposes and upon the terms and conditions hereinafter set forth. The rights and liabilities of the Partners of the Partnership shall be as provided in the DRULPA, except as otherwise expressly provided herein. In the event of any inconsistency between any terms and conditions contained in this Agreement and any non-mandatory provisions of the DRULPA, the terms and conditions contained in this Agreement shall govern.

1.2 Name. The name of the Partnership shall be BreitBurn Energy Company L.P. The Partnership may also conduct business at the same time under one or more fictitious names if the General Partner (with the consent of BEC) determines that such is in the best interests of the Partnership.

1.3 Principal Place of Business; Other Places of Business. The principal place of business of the Partnership is located at 515 South Flower Street, Suite 4800, Los Angeles, CA 90071, or such other place within or outside the State of Delaware as the General Partner may from time to time designate. The Partnership may maintain offices and places of business at such other place or places within or outside the State of Delaware as the General Partner deems advisable.

1.4 Business Purpose. The Partnership’s purpose shall be to engage in the (a) acquisition, development and operation of oil and gas properties, and (b) such other lawful business purposes or activity in which a limited partnership may be engaged under applicable law (including, without limitation, the DRULPA), but only to the extent related to the foregoing clause (a).

1.5 Certificate of Limited Partnership; Filings. The Certificate (as defined below) was filed by Randall Findlay, as an “authorized person” within the meaning of the DRULPA, in the Office of the Delaware Secretary of State as required by the DRULPA. Upon the filing of the Certificate with the Delaware Secretary of State, his powers as an “authorized person” ceased, and the General Partner is hereby designated an “authorized person” within the meaning of the DRULPA. The General Partner may cause to be executed and filed any duly authorized amendments to the Certificate from time to time in a form prescribed by the DRULPA. The General Partner shall also cause to be made, on behalf of the Partnership, such additional filings and recordings as the General Partner shall deem necessary or advisable.

1.6 Designated Agent for Service of Process. The Partnership shall continuously maintain a registered office and a designated and duly qualified registered agent for service of process on the Partnership in the State of Delaware. As of the date hereof, the address of the registered office of the Partnership in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle. The Partnership’s registered agent for service of process at such address is the Corporation Service Company. Such office and agent may be changed from time to time by the General Partner.

1.7 Term. The term of the Partnership commenced upon the effectiveness of the Conversion, and shall continue until the Partnership is dissolved in accordance with this Agreement. Notwithstanding the dissolution of the Partnership, the existence of the Partnership shall continue until termination pursuant to this Agreement.

ARTICLE 2

DEFINITIONS

2.1 Definitions. Capitalized words and phrases used and not otherwise defined in this Agreement shall have the following meanings:

“Acquiring Partner” is defined in Section 7.3(b).

“Additional Partners” is defined in Section 3.4 below.

“Adjusted Capital Account Balance” means, with respect to any Partner, the positive balance, if any, in such Partner’s Capital Account as of the end of the relevant fiscal year, after giving effect to the adjustments described in clauses (a) and (b) of the definition of “Adjusted Capital Account Deficit.”

“Adjusted Capital Account Deficit” means, with respect to any Partner, the deficit balance, if any, in such Partner’s Capital Account as of the end of the relevant fiscal year, after giving effect to the following adjustments:

(a) Add to such Capital Account the following items:

(i) The amount, if any, that such Partner is obligated to contribute to the Partnership upon liquidation of such Partner’s Partnership Interest; and

(ii) The amount that such Partner is obligated to restore or is deemed to be obligated to restore pursuant to Regulations Section 1.704-1(b)(2)(ii)(c) or the penultimate sentence of each of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

(b) Subtract from such Capital Account such Partner’s share of the items described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

“Affiliate” means, with reference to a specified Person: (a) a Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the specified Person, or (b) any Person that is an executive officer, general partner, managing Partner, manager or trustee of, or serves in a similar capacity with respect to, the specified Person, or for which the specified Person is an executive officer, general partner, managing Partner, manager or trustee, or serves in a similar capacity, or (c) any member of the Immediate Family of the specified Person.

“Agreement” is defined in the Preamble.

“Annual Tax Distribution Testing Date” means, with respect to each fiscal year, thirty (30) days prior to the date on which individual United States federal income tax payments are due (without extension) with respect to such fiscal year.

“Assignee” means any Person (a) to whom a Partner (or Assignee thereof) Transfers all or any part of its Partnership Interest in accordance with the terms of this Agreement, and (b) that has not been admitted to the Partnership as a Substitute Partner pursuant to Section 7.6 of this Agreement.

“BEC” is defined in the Preamble.

“BEC Parties” means BEC and any Person to whom BEC has Transferred in accordance with Article 7 all or any of BEC’s Interests or any Person to whom all or any of such Interests are subsequently Transferred, with each individually a “BEC Party.”

“BEC Representative” means BEC or any other single person or entity designated in writing to Provident from time to time by BEC Parties holding a majority of all Interests held by all BEC Parties.

“Capital Account” means the Capital Account maintained for each Partner on the Partnership’s books and records in accordance with the following provisions:

(a) To each Partner’s Capital Account there shall be added (i) such Partner’s Capital Contributions, (ii) such Partner’s allocable share of Net Profits and any items in the nature of income or gain that are specially allocated to such Partner pursuant to Article 5 hereof or other provisions of this Agreement, and (iii) the amount of any Partnership liabilities assumed by such Partner or which are secured by any property distributed to such Partner (within the meaning of Section 752 of the Code and the Regulations thereunder).

(b) From each Partner’s Capital Account there shall be subtracted (i) the amount of (A) cash and (B) the Gross Asset Value of any Partnership Assets (other than cash) distributed to such Partner (other than any payment of principal and/or interest to such Partner pursuant to the terms of a loan made by the Partner to the Partnership or any fees paid to a Partner) with respect to such Partner’s Partnership Interest pursuant to any provision of this Agreement, (ii) such Partner’s allocable share of Net Losses and any other items in the nature of expenses or losses that are specially allocated to such Partner with respect to such Partner’s Interest pursuant to Article 5 or other provisions of this Agreement, and (iii) liabilities of such Partner assumed by the Partnership or which are secured by any property contributed by such Partner to the Partnership.

(c) In the event any Partnership Interest is Transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the Transferred Partnership Interest.

(d) In determining the amount of any liability for purposes of subparagraphs (a) and (b) above, there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Regulations.

(e) The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Sections 1.704-1(b) and 1.704-2 and shall be interpreted and applied in a manner consistent with such Regulations. In the event that the General Partner shall determine that it is prudent to modify the manner in which the Capital Accounts, or any additions or subtractions thereto, are computed in order to comply with such Regulations, the General Partner may make such modification, provided that any such modification shall require the consent of each affected Class A Limited Partner if it is likely to have a material or disproportionate effect on the amounts distributable to any Partner pursuant to Article 4 hereof or pursuant to Article 8 hereof upon the dissolution of the Partnership. The General Partner shall also make (i) any adjustments that are necessary or appropriate to maintain equality between the aggregate Capital Accounts of the Partners and the amount of Partnership capital reflected on the Partnership’s balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(q), and (ii) any appropriate modifications in the event that unanticipated events might otherwise cause this Agreement not to comply with Regulations Sections 1.704-1(b) and 1.704-2.

“Capital Contributions” means, with respect to any Partner, the total amount of cash and the initial Gross Asset Value of property (other than cash) contributed to the capital of the Partnership by such Partner, whether as an initial Capital Contribution or as an additional Capital Contribution.

“Cash Available for Distribution” means, with respect to any fiscal year or other period, all Partnership cash receipts (excluding the proceeds from Capital Contributions), after deducting payments for Partnership expenses and amounts set aside for reasonable Reserves.

“Certificate” means the Certificate of Limited Partnership of the Partnership first filed on June 15, 2004 pursuant to the DRULPA, and as may be amended from time to time.

“Certificates” means, together, the Certificate and Certificate of Conversion of the Partnership, as amended from time to time.

“Certificate of Conversion” means the Certificate of Conversion to Limited Partnership first filed on June 15, 2004, pursuant to the DRULPA, and as may be amended from time to time.

“Change of Control” shall have the meaning set forth in the BreitBurn Energy Company L.P. 2007 Long-Term Incentive Plan.

“Claim” is defined in Section 9.16.1.

“Class A Interest” means the series of Limited Partner Interests issued with the designation of “Class A Interest” by the Partnership having the rights, privileges and obligations as provided for herein. For the avoidance of doubt, Limited Partner Interests issued by the Partnership prior to the date hereof shall be designated as Class A Interests.

“Class A Limited Partner” means any Limited Partner of the Partnership that holds Class A Interests.

“Class B Interest” means the series of Limited Partner Interests issued with the designation of “Class B Interest” by the Partnership having the rights, privileges and obligations as provided for herein.

“Class B Interest Agreement” means the Profits Interest Agreement entered into by the Partnership and a Class B Limited Partner in accordance with the Class B Interest Plan that sets forth the terms of the grant of the Class B Interests to such Class B Limited Partner.

“Class B Interest Plan” means the 2007 Long-Term Incentive Plan of the Partnership.

“Class B Limited Partner” means any Limited Partner of the Partnership that holds Class B Interests.

“Code” means the Internal Revenue Code of 1986, as amended from time to time (or any corresponding provisions of succeeding law).

“Company” is defined in the Recitals.

“Conversion” is defined in the Recitals.

“Depletable Property” means any property (within the meaning of section 614 of the Code) with respect to which a deduction under section 611 of the Code may be claimed.

“Depreciation” means, for each fiscal year or other period, an amount equal to the federal income tax depreciation, amortization, depletion or other cost recovery deduction allowable with respect to an asset for such year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount that bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the General Partner; provided, further, that with respect to any deduction allowed under Section 611 of the Code, Depreciation shall mean the simulated depletion allowance computed pursuant to Regulations Section 1.704-1(b)(2)(iv)(k)(2) and (4) for each taxable year with respect to each Depletable Property, using the cost method or percentage method of depletion (without regard to limitations imposed on the percentage method under Section 613A of the Code which could theoretically apply to any Partner).

“DRULPA” is defined in the Preamble.

“Economic Interest” means a Person’s right to share in the Net Profits, Net Losses, or similar items of, and to receive distributions from, the Partnership, but does not include any other rights of a Partner including, without limitation, the right to vote or to participate in the management of the Partnership, or, except as specifically provided in this Agreement or required under the DRULPA, any right to information concerning the business and affairs of the Partnership.

The “Fair Market Value” of any asset or consideration shall mean:

(a) For cash or cash equivalents, the face value of such cash or the value of such cash equivalents under generally accepted accounting principles, as applicable;

(b) For any property and assets referred to in Section 6.6.1, and all other oil and gas reserves and related property contributed to the Partnership on or after June 15, 2004, a value determined using the methodology set forth in Section 6.6; and

(c) For all other non-cash assets or consideration, a value determined by the unanimous agreement of the Provident General Partner on the one hand and the BEC Representative on the other hand. If the Provident General Partner and the BEC Representative are unable to agree through good-faith negotiations on the value of such non-cash assets or consideration within after five business days, then on the following business day each such party shall deliver in writing to the other party an estimate of the value of the non-cash assets or consideration, and the Provident General Partner and the BEC Representative shall mutually agree on and engage a nationally recognized valuation firm or expert to perform a valuation of the non-cash assets or consideration. The valuation firm or expert shall be charged with delivering a valuation estimate (the “Expert Valuation”) for the non-cash consideration within 21 days of the commencement of his or their engagement, and the Provident General Partner and the BEC Representative agree and acknowledge that such estimate shall be deemed the Fair Market Value for the non-cash assets or consideration. The Provident General Partner shall bear the costs of engaging the valuation expert or firm (the “Engagement Costs”) if the Provident General Partner’s valuation estimate is farther from the Expert Valuation, while the BEC Parties shall bear the Engagement Costs if the BEC Representative’s valuation estimate is farther from the Expert Valuation. If the Provident General Partner and the BEC Representative are unable to agree upon a valuation expert or firm to perform the valuation estimate of non-cash assets or consideration, then the Fair Market Value of such non-cash assets or consideration shall be determined pursuant to the terms and conditions of Section 9.16.

“Gain or Loss on Sale” means (a) except with respect to Depletable Property, the gain or loss resulting from any disposition of Partnership Assets where such gain or loss is recognized for federal income tax purposes, computed by reference to the Gross Asset Value of the Partnership Assets disposed of, notwithstanding that the adjusted tax basis of such Partnership Assets differs from its Gross Asset Value, and (b) with respect to Depletable Property, simulated gain (computed in accordance with Regulations Section 1.704-1(b)(iv)(k)(2)) in the amount of the excess, if any, of the amount realized by the Partnership on the sale or other taxable disposition of a Depletable Property, over its Simulated Basis as theretofore adjusted, or simulated loss (computed in accordance with Regulations Section 1.704-1(b)(iv)(k)(2)) in the amount of the excess, if any, of the Simulated Basis of a Depletable Property over the amount realized by the Partnership from the sale or other taxable disposition of such Depletable Property.

“General Partner(s)” means, initially, Pro GP (solely for so long as it remains a Partner under this Agreement), and any additional or substitute general partner(s) admitted as such in accordance with this Agreement, in each case in such Person’s capacity as general partner of the Partnership.

“General Partner Interests” means the entire Partnership Interests of the General Partner(s) of the Partnership.

“Gross Asset Value” means, with respect to any asset, the asset’s adjusted basis for federal income tax purposes, except as follows:

(a) The initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the gross Fair Market Value of such asset.

(b) The Gross Asset Values of all Partnership Assets immediately prior to the occurrence of any event described in subparagraphs (i) through (v) below shall be adjusted to equal their respective gross Fair Market Values:

(i) the acquisition of an additional Partnership Interest by a new or existing Partner if the General Partner reasonably determines that such adjustment is necessary or appropriate to reflect the relative interests of the Partners in the Partnership;

(ii) the withdrawal of a Partner and/or distribution by the Partnership to a Partner of more than a de minimis amount of Partnership Assets as consideration for a Partnership Interest, if the General Partner reasonably determines that such adjustment is necessary or appropriate to reflect the relative interests of the Partners in the Partnership;

(iii) the liquidation of the Partnership within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g);

(iv) the grant of a Partnership Interest in the Partnership (other than a de minimis interest) as consideration for the provision of services to or for the benefit of the Partnership by an existing Partner acting in a partner capacity, or by a new Partner acting in a partner capacity or in anticipation of becoming a Partner of the Partnership (including without limitation, the grant of Class B Interests), if the General Partner reasonably determines in good faith that such adjustment is necessary or appropriate to reflect the relative interests of the Partners in the Partnership; and

(v) at such other times as the General Partner shall reasonably determine necessary or advisable in order to comply with Regulations Sections 1.704-1(b) and 1.704-2.

(c) The Gross Asset Value of any Partnership Asset distributed to a Partner shall be the gross Fair Market Value of such asset on the date of distribution.

(d) The Gross Asset Values of Partnership Assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m); provided, however, that

Gross Asset Values shall not be adjusted pursuant to this subparagraph (d) to the extent that an adjustment pursuant to subparagraph (b) above is made in connection with an event that would otherwise result in an adjustment pursuant to this subparagraph (d).

(e) If the Gross Asset Value of a Partnership Asset has been determined or adjusted pursuant to subparagraph (a), subparagraph (b) or subparagraph (d) above, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such Partnership Asset for purposes of computing Net Profits and Net Losses.

“Immediate Family” means, and is limited to, an individual Person’s parents, then-current spouse, parents-in-law, grandparents, children, siblings, and grandchildren, or a trust or estate, all of the beneficiaries of which consist of such Person or members of such Person’s Immediate Family.

“Incapacity” means the dissolution, bankruptcy (as defined in the DRULPA), or termination (other than by merger or consolidation) of any Person.

“Independent Engineer” is defined in Section 6.6.1.

“Indemnitee” is defined in Section 6.5.1.

“Initial Partners” is defined in the Recitals.

“Liabilities” is defined in Section 6.5.1.

“Limited Partner” means any person designated as such on Schedule 1 hereto (including, without limitation, the Class A Limited Partners and the Class B Limited Partners), as the same may be amended from time to time), including any Substitute Partner or Additional Partner in accordance with the terms of this Agreement, in such Person’s capacity as such; and “Limited Partners” means all such persons, collectively.

“Limited Partner Interests” means the Class A Interests and Class B Interests in the Partnership held by the Limited Partner(s).

“Liquidator” is defined in Section 8.5.1.

“Liquidity Agreement” means the Liquidity Agreement, dated as of June 15, 2004, by and between Provident and BEC.

“Minimum Tax Liability Distribution” means, with respect to each Partner, (a) for each fiscal quarter, the product of (I) the highest marginal combined federal, state and local income tax rate applicable to any Partner (after giving effect to income tax deductions (if allowable) for state and local income taxes) for such fiscal quarter, and (II) the aggregate amounts of Net Profits (and similar items of income and gain) of the Partnership that are reasonably determined or estimated in good faith by the General Partner to be allocable to such Partner for federal income tax purposes with respect to such fiscal quarter; and (b) for each fiscal year, the product of (I) the highest marginal combined federal, state and local income tax rate applicable to any Partner (after giving effect to income tax deductions (if allowable) for state and local income taxes) for such fiscal year, and (II) the aggregate amounts of Net Profits (and similar items of income and gain) that were actually allocated to such Partner for federal income tax purposes in the Partnership income tax returns filed or to be filed with respect to such fiscal year.

“Net Profits” or “Net Losses” means, for each fiscal year or other period, an amount equal to the Partnership’s taxable income or loss for such year or period determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

(a) Any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Net Profits or Net Losses pursuant to this definition of Net Profits and Net Losses shall be added to such taxable income or loss;

(b) Any expenditure of the Partnership described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Net Profits or Net Losses pursuant to this definition of Net Profits and Net Losses, shall be subtracted from such taxable income or loss;

(c) In lieu of gain or loss resulting from any disposition of Partnership Assets where such gain or loss is recognized for federal income tax purposes there shall be taken into account Gain or Loss on Sale for such fiscal year or other period;

(d) In lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such fiscal year or other period;

(e) To the extent an adjustment to the adjusted tax basis of any asset included in Partnership Assets pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Partner’s Interest, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for the purposes of computing Net Profits and Net Losses;

(f) If the Gross Asset Value of any Partnership Asset is adjusted in accordance with subparagraph (b) or subparagraph (c) of the definition of Gross Asset Value, the amount of such adjustment shall be taken into account in the taxable year of such adjustment as gain or loss from the disposition of such asset for purposes of computing Net Profits or Net Losses; and

(g) Notwithstanding any other provision of this definition of Net Profits and Net Losses, any items that are specially allocated pursuant to Section 5.2 or Section 5.4.2 hereof shall not be taken into account in computing Net Profits or Net Losses. The amounts of the items of Partnership income, gain, loss or deduction available to be specially allocated pursuant to Section 5.2 and Section 5.4.2 hereof shall be determined by applying rules analogous to those set forth in this definition of Net Profits and Net Losses.

“Nonrecourse Deductions” has the meaning set forth in Regulations Sections 1.704-2(b)(1) and 1.704-2(c).

“Nonrecourse Liability” has the meaning set forth in Regulations Sections 1.704-2(b)(3) and 1.752-1(a)(2).

“Officers” is defined in Section 6.1.3.

“Partner Minimum Gain” means an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i) with respect to “partner minimum gain.”

“Partner Nonrecourse Debt” has the meaning set forth in Regulations Section 1.704-2(b)(4) for the phrase “partner nonrecourse debt.”

“Partner Nonrecourse Deductions” has the meaning set forth in Regulations Section 1.704-2(i) for the phrase “partner nonrecourse deductions.”

“Partners” means the Persons owning a Partnership Interest (including the General Partner and all Limited Partners), any Substitute Partners and any Additional Partners, with each Partner being referred to, individually, as a “Partner.”

“Partnership” is defined in the Preamble.

“Partnership Assets” means all direct and indirect interests in real and personal property owned by the Partnership from time to time, and shall include both tangible and intangible property (including cash).

“Partnership Interest” means the entire ownership interest of a Partner in the Partnership at any particular time, including without limitation, the Partner’s Economic Interest, any and all rights to vote and otherwise participate in the Partnership’s affairs, and the rights to any and all benefits to which a Partner may be entitled as provided in this Agreement, together with the obligations of such Partner to comply with all of the terms and provisions of this Agreement. There may be one or more classes or series of Partnership Interest as further provided for herein. The General Partner Interests, the Class A Interests and the Class B Interests are the only Partnership Interests hereunder and each such type of Partnership Interest is a separate class of Partnership Interest for all purposes of this Agreement. All outstanding Partnership Interests are set forth on Schedule 1 attached hereto, as the same may be amended or otherwise modified from time to time. Partnership Interests may be expressed as a number of “Interests.”

“Partnership Minimum Gain” has the meaning set forth in Regulations Sections 1.704-2(b)(2) and 1.704-2(d)(1) for the phrase “partnership minimum gain.”

“Partnership Valuation” is defined in Section 6.6.1.

“Percentage Interest” means, with respect to each Partner, the percentage obtained by dividing (x) the total number of Interests held by such Partner by (y) the total number of all Interests held by all Partners, as set forth opposite such Partner’s name on Schedule 1 attached hereto, as the same may be amended or otherwise modified from time to time.

“Person” means and includes an individual, a corporation, a partnership, a limited partnership, a trust, an unincorporated organization, a government or any department or agency thereof, or any entity similar to any of the foregoing.

“Pro GP” is defined in the Preamble.

“Pro LP” is defined in the Preamble.

“Proposed Treasury Regulation” is defined in Section 3.1.3(e).

“Provident” means Provident Energy Trust, a trust organized under the laws of Alberta, Canada.

“Provident General Partner” is defined in Section 7.8.1.

“Provident Ltd.” means Provident Energy Ltd., a Canadian corporation and wholly-owned subsidiary of Provident.

“Provident Parties” means Pro GP, Pro LP and any Person to whom Pro GP or Pro LP has Transferred in accordance with Article 7 all or any of their Interests or any Person to whom all or any of such Interests are subsequently Transferred, with each individually a “Provident Party.”

“Purchase Option” is defined in Section 7.9.3.

“Put/Call Price” is defined in Section 7.9.2.

“Quarterly Tax Distribution Testing Date” means, with respect to each fiscal quarter, five (5) days prior to the date on which estimated individual United States federal income tax payments are due (without extension) with respect to such fiscal quarter.

“Reduced Amount” is defined in Section 4.1.

“Regulations” means temporary and final Treasury Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding Treasury Regulations).

“Regulatory Allocations” is defined in Section 5.2.8.

“Reserves” means funds set aside or amounts allocated to reserves that shall be maintained in amounts reasonably deemed sufficient by the General Partner for working capital, capital expenditures, and to pay taxes, insurance and other liabilities, costs or expenses incident to the existence of the Partnership or the conduct of business by the Partnership as contemplated hereunder.

“Rule 144” is defined in Section 9.2.1(e).

“Safe Harbor” is defined in Section 3.1.3(e).

“Securities Act” means the Securities Act of 1933, as amended.

“Simulated Basis” means the adjusted tax basis of any Depletable Property, initially determined for federal income tax purposes immediately following the acquisition of such property by the Partnership. The initial Simulated Basis shall be adjusted (but in no event to an amount less than zero) to reflect (i) additions to such adjusted tax basis that may occur, (ii) reductions to such adjusted tax basis attributable to simulated depletion deductions, and (iii) adjustments to Gross Asset Value of such property pursuant to the provisions set forth under the term “Gross Asset Value” in this Section 2.1.

“Substitute Partner” means any Person (a) to whom a Partner (or Assignee thereof) Transfers all or any part of its Interests, and (b) which has been admitted to the Partnership as a Substitute Partner pursuant to Section 7.6 of this Agreement.

“Tax Liability Distribution” is defined in Section 4.2.

“Transfer” means, with respect to any Interest or Economic Interest, a sale, conveyance, exchange, assignment, pledge, encumbrance, gift, bequest, hypothecation or other transfer or disposition by any other means, whether for value or no value and whether voluntary or involuntary (including, without limitation, by realization upon any encumbrance or by operation of law or by judgment, levy, attachment, garnishment, bankruptcy or other legal or equitable proceedings), or an agreement to do any of the foregoing. The term “Transferred” shall have a correlative meaning.

“Value Per Interest” is defined in Section 1(c) of the Liquidity Agreement.

ARTICLE 3

CAPITAL; CAPITAL ACCOUNTS AND PARTNERS

3.1 Generally; Initial Capital Account Balances.

3.1.1 The names, addresses, Capital Account balances, the Interests and Percentage Interests of the Partners as of the date hereof are set forth on Schedule 1 attached hereto and incorporated herein. Such Capital Account Balances reflect the Capital Account balances of the Partners as of the date hereof.

3.1.2 The names, addresses, Capital Contributions (including additional Capital Contributions), the Interests and the Percentage Interests of the Partners shall at all times be set forth in the books and records of the Partnership, which shall be supplemented and amended from time to time in accordance with Sections 3.4 and 7.6 to reflect the admission of additional Partners and Substitute Partners pursuant to this Agreement, as well as to reflect any changes in the Partners’ respective Capital Contributions, Interests and Percentage Interests pursuant to the terms of this Agreement.

3.1.3 Class B Interests.

(a) The Partnership may issue Class B Interests on the terms set forth in this Section 3.1.3 and in accordance with the Class B Interest Plan. Class B Limited Partners shall be Limited Partners of the Partnership with the rights, privileges and the obligations as provided for herein. No Capital Contributions shall be required to be made by a Class B Limited Partner on the date of grant on account of the issuance of Class B Interests to such Class B Limited Partner. Class B Interests shall vest as set forth in the Class B Interest Plan or in the relevant Class B Interest Agreement.

(b) The Partnership, each Class B Limited Partner and the General Partner hereby acknowledge and agree that the Class B Interests held by each such Class B Limited Partner and the rights and privileges associated with such Class B Interests, collectively, are intended to constitute a “profits interest” in the Partnership within the meaning of Rev. Proc. 93-27, 1993-2 C.B. 343 and Rev. Proc. 2001-43, 2001-2 C.B. 191.

(c) Every Class B Limited Partner receiving Class B Interests will timely make an election under section 83(b) of the Code with respect to any Class B Interests received by such Person upon their issuance, in a manner reasonably prescribed by the Partnership; provided that the fair market value of such Class B Interests for purposes of such election shall be reported as zero.

(d) For the avoidance of doubt, neither the Partnership nor the General Partner is providing any covenant or guarantee that the characterization of the Class B Interests as a “profits interest” as described in this Section 3.1.3 shall be accepted by any government authority or a court of law.

(e) Each Partner authorizes the General Partner to elect to apply the safe harbor (the “Safe Harbor”) set forth in proposed Treasury Regulation Section 1.83-3(l) and proposed IRS Revenue Procedure published in Notice 2005-43 (together, the “Proposed Treasury Regulation”) (under which the fair market value of a partnership interest that is transferred in connection with the performance of services is treated as being equal to the liquidation value of the interest) if such Proposed Treasury Regulation or a similar Regulation is promulgated as a final or temporary Regulation. If the General Partner determines that the Partnership should make such election, the General Partner is hereby authorized to amend this Agreement without the consent of any other Partner or other Person to provide that (i) the Partnership is authorized and directed to elect the Safe Harbor, (ii) the Partnership and each of its Partners (including any Person to whom an Interest is Transferred in connection with the performance of services) will comply with all requirements of the Safe Harbor with respect to all Interests Transferred in connection with the performance of services while such election remains in effect and (iii) the Partnership and each of its Partners will take all actions necessary, including providing the Partnership with any required information, to permit the Partnership to comply with the requirements set forth or referred to in the applicable Regulations for such election to be effective until such time (if any) as the General Partner determines, in its sole discretion, that the Partnership should terminate such election. The General Partner is further authorized to amend this Agreement to modify Article 5 (Allocations) to the extent the General Partner determines in its discretion that such modification is necessary or desirable as a result of the issuance of Regulations relating to the tax treatment of the Transfer of an Interest in connection with the performance of services. Notwithstanding anything to the contrary in this Agreement, each Partner expressly confirms and agrees that it will be legally bound by any such amendment. Notwithstanding the preceding sentences, no election or amendment shall be made pursuant to this Section 3.1.3(e) if the Safe Harbor, when finalized, is substantially different from the one included in the Proposed Treasury Regulation, and the application of the Safe Harbor would result in materially adverse consequences to the Limited Partners, unless Class A Limited Partners holding a majority of the Class A Interests consent to such election.

3.2 Additional Contributions.

3.2.1 Except as set forth in Section 3.2.2 or as otherwise required by a non-waivable provision of applicable law, no Partner or Assignee shall be required to make any additional Capital Contributions to the Partnership.

3.2.2 From time to time, the General Partner may propose and administer the sale of additional Interests (other than the Class B Interests) to satisfy the capital needs of the Partnership and/or the issuance of additional Interests (other than the Class B Interests) in connection with the contribution of non-cash assets to the Partnership (any such additional Interests, the “Additional Interests”). All cash and non-cash assets contributed to the Partnership shall be valued at their Fair Market Value; provided that if any non-cash asset is contributed by a Partner to the Partnership within 180 days after such Partner acquired such asset, the Fair Market Value of such asset shall be deemed to equal the price paid by such Partner for such asset. In the case of any issuance of Additional Interests in exchange for cash or non-cash assets contributed to the Partnership, each of the Initial Partners and their permitted successors, assigns and transferees shall have the right, but not obligation, to purchase for cash up to the number of Interests sufficient for them to maintain their respective Percentage Interests in effect immediately prior to such contribution. In respect of any such contribution of assets, the Partnership shall issue Additional Interests with a Percentage Interest equal to the value of such contributed assets divided by the sum of the most current Partnership Valuation determined immediately prior to the occurrence of such contribution plus the value of such contributed assets; provided that the General Partner or any Class A Limited Partner shall have the right to request that the Partnership Valuation used for purposes of this Section 3.2.2 be updated in compliance with the methodology set forth in Section 6.6 below, and the General Partner shall cause the Partnership to obtain and use such updated Partnership Valuation. The General Partner shall cause the Partnership’s books and records to be updated to reflect the issuance of any such Additional Interests, including without limitation by amending Schedule 1 attached hereto to include the name, address, the Interests and the Percentage Interest of any new Partner(s), and any corresponding changes to the Percentage Interests of all of the Partners.

3.3 Capital Accounts. A Capital Account shall be established and maintained for each Partner in accordance with Regulations Section 1.704 and the terms of this Agreement to the extent such terms are consistent with the applicable Regulations.

3.4 Additional Partners. No additional Partners other than Class B Limited Partners as provided for in Section 3.1.3 (“Additional Partners”) shall be admitted after the date hereof without the written consent of Class A Limited Partners holding a majority of the Class A Interests; provided that Substitute Partners may nevertheless be admitted in accordance with Article 7. The admission of any Additional Partners pursuant to this Section 3.4 shall be subject to such terms and conditions as may be agreed by the written consent of the Class A Limited Partners holding a majority of the Class A Interests and the Additional Partner(s) to be admitted. All existing Limited Partners shall cooperate and take all commercially reasonable actions to effect the admission of such Additional Partners, including without limitation the amendment of this Partnership Agreement, so long as such actions do not impair, or would be adverse to the rights of interests of the Limited Partners.

3.5 Partner Capital. Except as otherwise provided in this Agreement or with the unanimous prior written consent of the General Partner and all Class A Limited Partners: (a) no Partner shall demand or be entitled to receive a return of or interest on its Capital Contributions or Capital Account, (b) no Partner shall withdraw any portion of its Capital Contributions or receive any distributions from the Partnership as a return of capital on account of such Capital Contributions, and (c) the Partnership shall not redeem or repurchase the Interests of any Partner.

3.6 Liability of Partners. Except as otherwise required by any non-waivable provision of the DRULPA or other applicable law: (a) no Partner shall be personally liable in any manner whatsoever for any debt, liability or other obligation of the Partnership, whether such debt, liability or other obligation arises in contract, tort, or otherwise; and (b) no Partner shall in any event have any liability whatsoever in excess of the following (without duplication): (i) the amount of its Capital Contributions, (ii) its share of any assets and undistributed profits of the Partnership, (iii) the amount of any unconditional obligation of such Partner to make additional Capital Contributions to the Partnership pursuant to this Agreement, and (iv) the amount of any wrongful distribution to such Partner, if, and only to the extent, such Partner has actual knowledge (at the time of the distribution) that such distribution is made in violation of the DRULPA.

3.7 Partner Loans. No Partner shall be required to make any loans or otherwise lend any funds to the Partnership. No Partner shall be permitted to make any loans or otherwise lend any funds to the Partnership except (i) on terms equivalent or substantially similar to, and in no event less favorable to the Partnership than those which would be available from a disinterested commercial lender in an arms-length transaction or (ii) with the unanimous written consent of all Class A Limited Partners, which consent shall not be unreasonably withheld. No loans made by any Partner to the Partnership shall have any effect on such Partner’s Interest, such loans representing a debt of the Partnership payable or collectible solely from the assets of the Partnership in accordance with the terms and conditions upon which such loans were made.

3.8 General Partner Minimum Interests. At all times, the General Partner(s) shall maintain a minimum Percentage Interest in the Partnership of no less than 0.4%.

ARTICLE 4 . DISTRIBUTIONS

4.1 Distributions of Cash Available for Distribution. Except as otherwise provided in this Section 4.1, Section 4.2, Section 4.3, and Article 8, no Partner shall be entitled to receive distributions from the Partnership. Notwithstanding the foregoing, the General Partner shall cause the Partnership to distribute Cash Available for Distribution to the Partners not less than monthly (within 45 calendar days after the end of each month) in proportion to their respective Percentage Interests; provided that any amount distributable to a Class B Limited Partner in respect of its Class B Interests shall be reduced to the extent such distributed amount would cause such Class B Limited Partner’s Capital Account balance to be negative (the amount of such reduction, the “Reduced Amount”). In such event, but at all times subject to the immediately preceding proviso: (a) the Reduced Amount may instead be distributed to the other Partners; and (b) any Class B Limited Partner that has any distribution reduced by the effect of the foregoing proviso shall be entitled to receive from the Partnership from future amounts of Cash Available for Distribution, prior to any other amounts being distributed to the Partners, an amount equal to the sum of: (x) the sum of the Reduced Amounts forgone by such Class B Limited Partner in prior distributions pursuant to this Section 4.1 and not subsequently paid pursuant to this proviso, and (y) an additional amount equal to that portion of its Reduced Amount distributed to other Partners, multiplied by a fraction, the numerator of which equals such Class B Limited Partner’s Percentage Interest and the denominator of which equals the aggregate Percentage Interests of the other Partners to whom such Class B Limited Partner’s Reduced Amount (or portion thereof) was distributed. Notwithstanding any provision to the contrary contained in this Agreement, neither the Partnership nor the General Partner, on behalf of the Partnership, shall be required to make a distribution to any Person in violation of the non-waivable provisions of DRULPA or other applicable law.

4.2 Minimum Tax Liability Distributions. Subject to the proviso in the second sentence of Section 4.1 but notwithstanding any other provision to the contrary contained in this Agreement,

(a) if as of each Quarterly Tax Distribution Testing Date for a fiscal quarter, the aggregate amount of cash distributed from the Partnership to a Partner pursuant to Section 4.1 with respect to such fiscal quarter (or months in such fiscal quarter) is less than such Partner’s Minimum Tax Liability Distribution for such fiscal quarter; and

(b) if as of each Annual Tax Distribution Testing Date for a fiscal year, the sum of: (i) the aggregate amount of cash distributed from the Partnership to each Partner pursuant to Section 4.1 with respect to such fiscal year (or months in such fiscal year), plus (ii) the aggregate amount of Tax Liability Distributions advanced to each Partner pursuant to this Section 4.2 with respect to such fiscal year (or months in such fiscal year), is less than such Partner’s Minimum Tax Liability Distribution for such fiscal year;

then in the case of clauses (a) and (b), the Partnership shall distribute to such Partner the amount of such shortfall (such amount, also a “Tax Liability Distribution”). Any Tax Liability Distributions shall be offset against, and shall reduce the amount of, the next distribution(s) that a Partner would otherwise receive pursuant to Sections 4.1, 4.3 or 4.5 or Article 8.

4.3 Distributions Upon Liquidation. Distributions made in conjunction with the final liquidation of the Partnership shall be applied or distributed as provided in Article 8 hereof.

4.4 Withholding. The Partnership may withhold distributions or portions thereof if it is required to do so by any applicable rule, regulation, or law, and each Partner hereby authorizes the Partnership to withhold from or pay on behalf of or with respect to such Partner any amount of federal, state, local or foreign taxes that the General Partner reasonably and in good faith determines the Partnership is required to withhold or pay with respect to any amount distributable or allocable to such Partner pursuant to this Agreement. Any amount paid on behalf of or with respect to a Partner pursuant to this Section 4.4 shall be treated as having been distributed to such Partner as an advance against the next distributions of Cash Available for Distribution that would otherwise be made to such Partner, and such amount shall be satisfied by offset from such next distributions of

Cash Available for Distribution. Each Partner will furnish the General Partner with such information as may reasonably be requested by the General Partner from time to time to determine whether withholding is required, and each Partner will promptly notify the General Partner if such Partner determines at any time that it is subject to withholding.

4.5 Distributions in Kind. No right is given to any Partner to demand or receive property other than cash as provided in this Agreement. The General Partner may determine, with the unanimous consent of the Class A Limited Partners (which consent shall not be unreasonably withheld), to make a distribution in kind of Partnership Assets to the Partners, and such Partnership Assets shall be distributed in such a fashion as to ensure that the fair market value thereof is distributed and allocated in accordance with this Article 4 and Articles 5 and 8 hereof; provided, however, that, except upon a dissolution and winding up of the Partnership, no Partner shall be compelled to accept a distribution consisting, in whole or in part, of any Partnership Assets in kind unless the ratio that the fair market value of such distribution-in-kind bears to such Partner’s total distribution does not exceed the ratio that the fair market value of similar distributions-in-kind bears to the total distributions of other Partners receiving distributions concurrently therewith.

ARTICLE 5

ALLOCATIONS OF NET PROFITS AND NET LOSSES

5.1 General Allocation of Net Profits and Losses.

5.1.1 Net Profits and Net Losses shall be determined and allocated with respect to each fiscal year or other period of the Partnership: (a) as of the end of such fiscal year, (b) at such times as the Gross Asset Value of any Partnership Asset is adjusted pursuant to the definition thereof, and (c) at such other times as may be required or permitted pursuant to this Agreement or otherwise under the Code. Subject to the other provisions of this Agreement, an allocation to a Partner of a share of Net Profits or Net Losses shall be treated as an allocation of the same share of each item of income, gain, loss or deduction that is taken into account in computing Net Profits or Net Losses.

5.1.2 Subject to the other provisions of this Article 5, for purposes of adjusting the Capital Accounts of the Partners, the Net Profits, Net Losses and, to the extent necessary, individual items of income, gain, loss, credit and deduction, for any fiscal year shall be allocated among the Partners in a manner such that the Adjusted Capital Account Balance of each Partner immediately after making such allocation is, as nearly as possible, equal (proportionately) to the distributions that would be made to such Partner pursuant to Article 8 if the Partnership were dissolved, its affairs wound up and its assets sold for cash equal to their Gross Asset Value, all Partnership liabilities were satisfied (limited with respect to each nonrecourse liability to the Gross Asset Value of the asset securing such liability), and the net assets of the Partnership were distributed to the Partners in accordance with Section 4.1, without regard to the proviso contained in the second sentence thereof.

5.1.3 Notwithstanding any contrary provision in this Article 5, no Partner shall be entitled to receive allocations in respect of any income, gain, loss, credit and deduction arising: (i) in the case of a new Partner, prior to such Partner’s admission; and (ii) in the case of a Partner who receives a new or increased interest in the Partnership, prior to such issuance or increase to the extent attributable to such issuance or increase. Allocations in respect of any income, gain, loss, credit and deduction arising prior to such admission, issuance or increase shall be made based upon the Percentage Interests of the Partners at the time such income, gain, loss, credit and deduction arises, as reasonably determined by the General Partner.

5.2 Regulatory Allocations. Notwithstanding the foregoing provisions of this Article 5, the following special allocations shall be made in the following order of priority:

5.2.1 If there is a net decrease in Partnership Minimum Gain during a Partnership taxable year, then each Partner shall be allocated items of Partnership income and gain for such taxable year (and, if necessary, for subsequent years) in an amount equal to such Partner’s share of the net decrease in Partnership Minimum Gain, determined in accordance with Regulations Section 1.704-2(g)(2). This Section 5.2.1 is intended to comply with the minimum gain chargeback requirement of Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

5.2.2 If there is a net decrease in Partner Minimum Gain attributable to a Partner Nonrecourse Debt during any Partnership taxable year, each Partner who has a share of the Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5), shall be specially allocated items of Partnership income and gain for such taxable year (and, if necessary, subsequent years) in an amount equal to such Partner’s share of the net decrease in Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in a manner consistent with the provisions of Regulations Section 1.704-2(g)(2). This Section 5.2.2 is intended to comply with the partner nonrecourse debt minimum gain chargeback requirement of Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

5.2.3 If any Partner unexpectedly receives an adjustment, allocation, or distribution of the type contemplated by Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of income and gain shall be allocated to all such Partners (in proportion to the amounts of their respective Adjusted Capital Account Deficits) in an amount and manner sufficient to eliminate the Adjusted Capital Account Deficit of such Partner as quickly as possible. It is intended that this Section 5.2.3 qualify and be construed as a “qualified income offset” within the meaning of Regulations Section 1.704-1(b)(2)(ii)(d).

5.2.4 If the allocation of Net Loss (or items of loss or deduction) to a Partner as provided in Section 5.1 hereof would create or increase an Adjusted Capital Account Deficit, there shall be allocated to such Partner only that amount of Net Loss as will not create or increase an Adjusted Capital Account Deficit. The Net Loss that would, absent the application of the preceding sentence, otherwise be allocated to such Partner shall be allocated to the other Partners in accordance with their relative Percentage Interests, subject to the limitations of this Section 5.2.4.

5.2.5 To the extent that an adjustment to the adjusted tax basis of any Partnership Asset pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(2) or Regulations Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Partner in complete liquidation of its Interest, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such gain or loss shall be specially allocated to the Partners in accordance with their interests in the Partnership in the event that Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Partners to whom such distribution was made in the event that Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

5.2.6 The Nonrecourse Deductions for each taxable year of the Partnership shall be allocated to the Partners in accordance with their respective Percentage Interests.

5.2.7 The Partner Nonrecourse Deductions shall be allocated each year to the Partner that bears the economic risk of loss (within the meaning of Regulations Section 1.752-2) for the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable.

5.2.8 The allocations set forth in Sections 5.2.1, 5.2.2, 5.2.3, 5.2.4, 5.2.5, 5.2.6 and 5.2.7 hereof (the “Regulatory Allocations”) are intended to comply with certain requirements of Regulations Sections 1.704-1(b) and 1.704-2(i). Notwithstanding the provisions of Section 5.1.2, the Regulatory Allocations shall be taken into account in allocating other items of income, gain, loss and deduction among the Partners so that, to the extent possible, the net amount of such allocations of other items and the Regulatory Allocations to each Partner shall be equal to the net amount that would have been allocated to each such Partner if the Regulatory Allocations had not occurred.

5.3 Tax Allocations.

5.3.1 Except as provided in Section 5.3.2 hereof, for income tax purposes under the Code and the Regulations each Partnership item of income, gain, loss, deduction and credit shall be allocated between the Partners as its correlative item of “book” income, gain, loss or deduction is allocated pursuant to this Article 5.

5.3.2 Tax items with respect to Partnership Assets that are contributed to the Partnership with a Gross Asset Value that varies from its basis in the hands of the contributing Partner immediately preceding the date of contribution shall be allocated between the Partners for income tax purposes pursuant to Regulations promulgated under Code Section 704(c) so as to take into account such variation. The Partnership shall account for such variation under any method approved under Code Section 704(c) and the applicable Regulations as chosen by the General Partner in accordance with Section 9.8.2 hereof. If the Gross Asset Value of any Partnership Asset is adjusted pursuant to the definition of “Gross Asset Value” in Section 2.1 hereof, subsequent allocations of income, gain, loss, deduction and credit with respect to such Partnership Asset shall take account of any variation between the adjusted basis of such Partnership Asset for federal income tax purposes and its Gross Asset Value in a manner consistent with Code Section 704(c) and the Regulations promulgated thereunder under any method approved under Code Section 704(c) and the applicable Regulations as chosen by the General Partner. Allocations pursuant to this Section 5.3.2 are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Partner’s Capital Account or share of Net Profits, Net Losses and any other items or distributions pursuant to any provision of this Agreement.

5.4 Allocation of Adjusted Tax Basis of Depletable Properties.

5.4.1 General. Cost and percentage depletion deductions and the gain or loss on the sale or other disposition of Depletable Property shall be computed separately by the Partners rather than the Partnership.

5.4.2 Initial Allocation of Tax Basis. For purposes of Section 613A(c)(7)(D) of the Code, the adjusted tax basis of each Depletable Property held by the Partnership as of the effective date of Conversion shall be allocated to each Partner in accordance with such Partner’s Percentage Interest on such date, taking into account Treasury Regulation section 1.613A-3(e)(5).

5.4.3 Allocation of Tax Basis of Capital Expenditures and Subsequently Acquired Depletable Properties. For purposes of Section 613A(c)(7)(D) of the Code, capital expenditures with respect to existing properties and the tax basis of each Depletable Property acquired by the Partnership subsequent to the effective date of Conversion shall be allocated to each Partner in accordance with such Partner’s Percentage Interest on the date of such expenditure or acquisition, as the case may be.

5.4.4 Reallocation of Tax Basis. In the event the Gross Asset Values of all Partnership Assets are adjusted as a result of any of the events specified in paragraph (b) under the definition of “Gross Asset Value”, the tax basis of each Partner (including any newly admitted Partner) shall be reallocated or allocated, as the case may be, as provided in Treasury Regulation §1.613A-3(e).

5.5 Other Provisions.

5.5.1 For any fiscal year or other period during which any part of a Partnership Interest or Economic Interest is Transferred between Partners or to another Person, the portion of the Net Profits, Net Losses and other items of income, gain, loss, deduction and credit that are allocable with respect to such part of a Partnership Interest or Economic Interest shall be apportioned between the transferor and the transferee under any method allowed pursuant to Section 706 of the Code and the applicable Regulations as reasonably determined by the General Partner.

5.5.2 In the event that the Code or any Regulations require allocations of items of income, gain, loss, deduction or credit different from those set forth in this Article 5, the General Partner is hereby authorized to make new allocations in reliance on the Code and such Regulations, and no such new allocation shall give rise to any claim or cause of action by any Partner.

5.5.3 For purposes of determining a Partner’s proportional share of the Partnership’s “excess nonrecourse liabilities” within the meaning of Regulations Section 1.752-3(a)(3), each Partner’s interest in Net Profits shall be such Partner’s Percentage Interest.

5.5.4 The Partners acknowledge and are aware of the income tax consequences of the allocations made by this Article 5 and hereby agree to be bound by the provisions of this Article 5 in reporting their shares of Net Profits, Net Losses and other items of income, gain, loss, deduction and credit for federal, state and local income tax purposes.

5.5.5 All matters concerning the allocations and other determinations provided for in this Article 5 and any accounting procedures not expressly provided for in this Agreement shall be determined by the General Partner, acting reasonably and in good faith, in a manner consistent with the terms and intent of this Agreement.

ARTICLE 6

OPERATIONS

6.1 Management.

6.1.1 Except as otherwise expressly provided in this Agreement (including, without limitation, Section 6.1.6), the General Partner shall have sole and complete charge and management of all the affairs and business of the Partnership, in all respects and in all matters and shall have full, exclusive and complete discretion to manage and control the business and affairs of the Partnership, to make all decisions affecting the business and affairs of the Partnership and to take all such actions as such General Partner deems necessary or appropriate to accomplish the purposes and direct the affairs of the Partnership.

6.1.2 Except as otherwise provided in this Agreement, the General Partner shall have the sole power and authority to bind the Partnership, except and to the extent that such power is expressly delegated in writing to any other Person by the General Partner (including, without limitation, through the appointment of Officers of the Partnership).

6.1.3 The General Partner may appoint one or more individuals to manage the day-to-day business affairs of the Partnership (the “Officers”). The Officers shall serve at the pleasure of the General Partner and, when requested, shall report to the Board of Directors of the General Partner. To the extent delegated by the General Partner, the Officers shall have the authority to act on behalf of, bind and execute and deliver documents in the name and on behalf of the Partnership. Unless otherwise specified by the General Partner, such Officers shall have such authority and responsibility in respect of the Partnership as is generally attributable to the holders of such offices in corporations incorporated under the laws of Delaware. In addition, the General Partner may designate such other Persons to act as agents of the Partnership’s business as the General Partner shall determine, and the actions of such other Persons taken in such capacity and in accordance with this Agreement shall bind the Partnership to the same extent the General Partner is authorized to bind the Partnership.

6.1.4 The Limited Partners (in their capacities as Limited Partners) shall not participate in the management of the Partnership, and shall have no right, power or authority to act for or on behalf of, or otherwise bind, the Partnership. Except as expressly provided in this Agreement or required by any non-waivable provisions of applicable law, the Limited Partners shall have no right to vote on or consent to any other matter, act, decision, or document involving the Partnership or its business. No Limited Partner shall take any action in the name of or on behalf of the Partnership, including, without limitation, assuming any obligation or responsibility on behalf of the Partnership.

6.1.5 Without limiting the generality of the foregoing provisions of this Section 6.1, in furtherance of the Partnership’s purpose as set forth in Section 1.4, the General Partner shall have full and complete power and authority, to the extent necessary or appropriate in connection with the Partnership’s purpose set forth in Section 1.4 (subject in all cases to Section 6.2):

(a) to take all actions necessary to fulfill the Partnership’s purpose set forth in Section 1.4;

(b) to negotiate, enter into, perform, modify, extend, terminate, amend, waive, renegotiate, and/or carry out any contracts and agreements of any kind and nature, including, without limitation, contracts and agreements with any Person; provided that any contract or agreement with any Partner or Affiliate of a Partner shall be subject to Section 6.1.6(g);

(c) to, from time to time, employ, engage, hire, or otherwise secure the services of such Persons, including any Partner or any Affiliate thereof, as the General Partner may deem necessary or advisable for the administration of the business of the Partnership; provided that any contract or agreement with any Partner or Affiliate of a Partner shall be subject to Section 6.1.6(g);

(d) to exercise any and all rights on behalf of the Partnership;

(e) to acquire, hold, sell, exchange and otherwise deal with the Partnership Assets in accordance with this Agreement;

(f) to make distributions of Partnership Assets; and

(g) to control all other aspects of the business and operations of the Partnership that the General Partner elects to so control.

6.1.6 Notwithstanding any contrary provision of this Agreement, the Partnership shall not, and the General Partner shall have no authority to cause the Partnership to, do any of the following unless such action is approved unanimously by the Class A Limited Partners, each at their sole discretion:

(a) Engage in or enter into any transaction or series of related transactions that will (i) result in the holders of a majority of voting Partnership Interests (and all related Economic Interests) prior to the transaction holding less than a majority of the voting Partnership Interests (and all related Economic Interests) following the transaction or series of related transactions, other than a transaction or series of transactions (A) in which a majority of voting Interests is Transferred to Affiliates of any of the Initial Partners or (B) in which the BEC Parties receive cash or freely marketable securities as consideration for all of their Partnership Interests or (ii) that result in any direct or indirect Transfer of majority ownership or control of Pro GP;

(b) Alter or extend the purpose of the Partnership as set forth in Section 1.4 or conduct any business outside the scope of such purpose;

(c) Cause a reorganization of the Partnership;

(d) Cause the Partnership to change its form of legal entity such that it is no longer a limited partnership, or cause the Partnership to be conducted in any manner such that it would be treated as an association taxable as a corporation, rather than as a partnership for U.S. federal income tax purposes;

(e) Dissolve, wind up or liquidate the Partnership;

(f) File any voluntary bankruptcy petition under the U.S. Bankruptcy Code or any similar statute;

(g) Enter into or participate in any transaction after the date hereof with Provident or any of its Affiliates other than (i) loans of cash to the Partnership on terms permitted under Section 3.7, (ii) any contribution of assets in exchange for the Partnership issuing Additional Interests in accordance with Section 3.2.2 or (iii) the provision of administrative services on terms no less favorable to the Partnership than could be obtained from a third party to provide comparable services and at a cost not to exceed the actual fully-burdened cost of Provident and/or its Affiliates in providing such services;

(h) Amend or restate this Agreement in a manner that impairs or otherwise adversely affects the rights and interests of any BEC Party;

(i) Engage in any act in contravention of this Agreement or that would subject any Limited Partner to the loss or impairment of such Limited Partner’s limited liability or otherwise make a Limited Partner liable for the debts, liabilities or obligations of the Partnership; or

(j) Engage in any acquisition of assets (including acquisitions of equity interests in companies) that is reasonably expected at the time such acquisition is consummated to reduce the Value Per Interest at any time during the 180 days following the consummation of such acquisition below the Value Per Interest immediately prior to the consummation of such acquisition.

6.2 Remuneration. The General Partner shall not be compensated for acting in such capacity, provided that the General Partner and its officers, directors and agents may submit for reimbursement to the Partnership its and their reasonable out-of-pocket expenses incurred on behalf of the Partnership in the service of their duties to the Partnership. Distributions received by the Partners pursuant to Articles 4 and 8 are not, and shall not be deemed to be, remuneration within the meaning of this Section 6.2.

6.3 Reliance by Third Parties. Any Person dealing with the Partnership or the General Partner may rely upon a certificate signed by the General Partner (or any one or more of their agents designated by the General Partner for such purpose or given such authority) as to:

6.3.1 The identity of any General Partner, any Partner or any Officer;

6.3.2 The existence or non-existence of any facts which constitute a condition precedent to acts by the General Partner or in any other manner germane to the affairs of the Partnership;

6.3.3 The Persons who are authorized to execute and deliver any instrument or document for or on behalf of the Partnership; or

6.3.4 Any act or failure to act by the Partnership or as to any other matter whatsoever involving the Partnership or any Partner.

6.4 Records, Reports and Meetings.

6.4.1 The General Partner shall cause to be kept (and made available to each Partner), at the principal place of business of the Partnership, or at such other location as the General Partner shall reasonably deem appropriate, full and proper ledgers, other books of account, and records of all receipts and disbursements, other financial activities, and the internal affairs of the Partnership for at least the current and past four (4) fiscal years. Such book of account shall be maintained in accordance with generally accepted accounting principles consistently applied from year to year. The calendar year shall be selected as the accounting year of the Partnership and the books of account shall be maintained on an accrual basis.

6.4.2 The General Partner shall also provide to each Partner:

(a) within ninety (90) days following the end of each fiscal year of the Partnership or as soon as reasonably practicable thereafter, financial statements of the Partnership prepared on the basis of the accrual method of accounting in accordance with generally accepted accounting principles or other reasonable methods (which financial statements shall include a balance sheet, statements of income or loss, cash flows and Partners’ equity and Capital Account balance), which financial statements shall be certified as to compliance with generally accepted accounting principles by an officer of the General Partner;

(b) within ninety (90) days after the end of each fiscal year the information necessary for the Partner to complete its federal, state and local income or franchise tax or information returns, including a copy of the Partnership’s federal and state Schedule K-1s and a statement of each Partner’s pro rata share of Net Profits, Net Losses and any other items of income, gain, loss, deduction and credit for such fiscal year; and

(c) any other documents or reports reasonably requested by a Partner to which a Limited Partner would be entitled in accordance with DRULPA; provided that each Class B Limited Partner hereby irrevocably waives any and all rights that such Class B Limited Partner may have to receive information pursuant to DRULPA.

6.4.3 Partners (personally or through an authorized representative) may, for purposes reasonably related to their Interests, examine and request copies of the books and records of the Partnership to which a Limited Partner would be entitled in accordance with DRULPA during business hours upon reasonable notice to the General Partner at the principal offices of the Partnership.

6.4.4 At the request of the BEC Representative from time to time, the General Partner shall use its commercially reasonable efforts to cause Provident to send a responsible executive to meet with such BEC Representative at the Partnership’s principal offices to discuss Partnership business; provided that the Provident executive need not attend such meetings more frequently than once every three (3) months.

6.5 Indemnification and Liability.

6.5.1 The Partnership shall indemnify and hold harmless each of the Partners (and their respective Affiliates) and all officers, agents and personnel of the Partnership and/or of the General Partner (each an “Indemnitee”) to the full extent permitted by law from and against any and all losses, claims, demands, costs, damages, liabilities, expenses of any nature (including reasonable attorneys’ fees and disbursements and other costs of litigation, whether pending or threatened), judgments, fines, settlements and other amounts, of any nature whatsoever, known or unknown, liquid or unliquid (collectively, “Liabilities”) arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which the Indemnitee may be involved, or threatened to be involved as a party or otherwise, arising out of or incident to the business of the Partnership, if (i) the Indemnitee acted in good faith in a manner such Person believed to be within the scope of such Indemnitee’s authority and in, or not contrary to, the best interests of the Partnership, and (ii) the Indemnitee’s conduct did not constitute fraud, bad faith, gross negligence, willful misconduct or a breach of this Agreement. Notwithstanding anything to the contrary herein, the foregoing indemnity shall not extend to any Liabilities arising from a Partner’s breach of its representations, warranties, covenants or acknowledgements in Section 9.2.

6.5.2 Expenses incurred by an Indemnitee in defending any claim, demand, action, suit or proceeding subject to Section 6.5 shall be advanced by the Partnership prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Partnership of a satisfactory written commitment by or on behalf of the Indemnitee to repay such amount if it shall be determined that such Indemnitee is not entitled to be indemnified as authorized in Section 6.5.

6.5.3 The indemnification provided by Section 6.5 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, as a matter of law or equity or otherwise, and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee.

6.5.4 Any indemnification obligations of the Partnership arising under Section 6.5 shall be satisfied out of the Partnership Assets as a Partnership expense. No Limited Partner shall be subject to personal or unlimited liability by reason of these indemnification provisions.

6.5.5 No Indemnitee shall be denied indemnification in whole or in part under Section 6.5 by reason of the fact that the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

6.5.6 Except as set forth in Section 6.5.3, the provisions of Section 6.5 are for the benefit of the Indemnitees only and shall not be deemed to create any rights for the benefit of any other Person.

6.5.7 None of the officers of the Partnership or any Partner (except as provided in Section 9.2.2(b)) shall be liable to the Partnership or to any other Partner for any losses sustained or liabilities incurred as a result of any act or omission of such Person if (i) such Person acted in good faith in a manner such Person believed to be within the scope of such Person’s authority and in, or not contrary to, the best interests of the Partnership, and (ii) such Person’s conduct did not constitute fraud, bad faith, gross negligence, willful misconduct or a breach of this Agreement.

6.5.8 The General Partner is hereby authorized on behalf of the Partnership to cause the Partnership to indemnify, hold harmless and release any agents and/or advisors of the Partnership, to the same extent provided with respect to the Indemnitees in Section 6.5.

6.5.9 If the Partnership or any General Partner breaches any provision of this Agreement, any Limited Partner that is not an Affiliate of the General Partner shall have recourse for damages against the assets of the Partnership. Such right to recover against the Partnership shall not in any way limit any other rights of the Limited Partners at law or in equity against any General Partner or otherwise.

6.6 Partnership Valuation Methodology

6.6.1 Until such time as the interests of the Partnership are publicly traded on a national securities exchange or subject to quotation on a national quotation system, within 90 days of the end of each fiscal year, the Partnership shall calculate its net asset value (amount of current and long-term assets net of current and long-term liabilities) as of the end of such fiscal year, which calculation shall value the Partnership’s (i) oil and gas reserves on the basis of its proven plus probable reserves determined by a third party independent engineering firm reasonably acceptable to the General Partner and the BEC Representative (the “Independent Engineer”) using (A) the price assumptions of McDaniel & Associates Ltd. (or another reputable firm mutually acceptable to the General Partner and the BEC Representative) in effect as of the effective date of the valuation, (B) a discount rate of 10% and (C) calculating such value on an after tax basis at the combined U.S. federal and California income tax rates applicable to corporations (after giving effect to income tax deductions (if allowable) for state income taxes) and taking into account depletion, intangible drilling costs, interest on partnership debt, and other usual and customary credits and deductions against income; (ii) real estate assets at their value reflected on the Partnership’s balance sheet determined in accordance with generally accepted accounting principles, provided that if a Change of Control has occurred, the General Partner may use a value reasonably attributable to such real estate assets in the transaction resulting in such Change of Control; (iii) all current assets and all current and long term liabilities at their value reflected on the Partnership’s balance sheet, determined in accordance with generally accepted accounting principles; and (iv) all other assets at their acquisition cost (the “Partnership Valuation”), it being understood that solely for purposes of determining the net asset value in connection with the redemption of Class B Interests, as of the end of the first, second or third quarter of any fiscal year pursuant to Section 7.9.2 hereof, the Partnership (rather than the Independent Engineer) may determine the value of the Partnership’s oil and gas reserves in a manner consistent with that set forth in clause (i) above. The General Partner will use its commercially reasonable efforts to provide the Valuation Independent Engineer with any and all requested information and cooperate to determine the Partnership Valuation. Notwithstanding anything else to the contrary in the Section 6.6.1 or any other provision of this Agreement, when calculating the net asset value of the Partnership in accordance with this Section 6.6.1 or for any other purpose in this Agreement, the Partnership’s obligations under any guaranty of indebtedness or other obligations of Provident shall not be considered debt of the Partnership.

6.6.2 Valuation Update. At any time when (i) the Partnership Valuation is relevant to determining the rights of the Partners under this Agreement (or the right of the Partners or their Affiliates under other agreements between any of them) and (ii) any facts or circumstances relevant to the valuation of the Partnership’s assets and liabilities reflected in the most recently completed Partnership Valuation have changed such that such valuation would have been materially different had such changed facts and circumstances been known at the time such Partnership Valuation was completed, then the General Partner or the BEC Representative may request that the Partnership obtain an update of such valuation giving effect to such changed facts or circumstances as of the specific date when such valuation is most relevant to determining the rights of the Partners or their Affiliates.

6.6.3 Costs. The cost of obtaining the Partnership Valuation and any updates shall be paid for by the Partnership.

ARTICLE 7

INTERESTS AND TRANSFERS OF INTERESTS

7.1 Transfers. To the fullest extent permitted by law, and except as otherwise provided in the Agreement, including Exhibit A, no Partner or Assignee may Transfer all or any portion of its Partnership or Economic Interest (or beneficial interest therein) to any Person without the prior written consent of the General Partner and all Class A Limited Partners, which shall not be unreasonably withheld. Notwithstanding the immediately preceding sentence: (a) a Class A Limited Partner may Transfer all or any portion of its Interests (or beneficial interest therein), without the consent of the General Partner or any Class A Limited Partner (but nevertheless subject to Sections 7.3 and 7.6), to any Affiliate who agrees in writing to be bound by this Agreement, and such transferee thereafter shall be a Substitute Partner, (b) a Class A Limited Partner may Transfer any Economic Interest(s) to any Affiliate without the consent of the General Partner or any Class A Limited Partner (but nevertheless subject to Section 7.3), and (c) no Class B Limited Partner may transfer its Class B Interests other than in accordance with the terms of such Person’s Class B Interest Agreement and the Class B Interest Plan (but nevertheless subject to Sections 7.3 and 7.6). To the fullest extent permitted by law, any purported Transfer which is not in accordance with, or subsequently violates, this Agreement shall be null and void. All Transfers shall also be subject to the provisions of Section 7.3. The recipient of any Interests (or portion thereof) Transferred in accordance with this Section 7.1 shall be an Assignee only, with only the rights provided in Section 7.4, unless and until admitted as a Substitute Partner pursuant to Section 7.6.

7.2 Additional Rights and Obligations Applicable to the BEC Parties. Additional rights and obligations applicable to the BEC Parties with respect to the Interests held by such BEC Parties set forth in Exhibit A hereto are hereby incorporated herein.

7.3 Further Restrictions Applicable to All Parties. Notwithstanding any contrary provision in this Agreement, any otherwise permitted Transfer to any Person shall be null and void if:

(a) such Transfer may cause a termination of the Partnership for federal or state, if applicable, income tax purposes (unless otherwise waived by the unanimous consent of the General Partner and all Class A Limited Partners);

(b) such Transfer may cause the Partnership to cease to be classified as a partnership for federal or state income tax purposes, provided, however, that if as a result of such Transfer one Partner (for purposes of this Section 7.3(b), the “Acquiring Partner”) would own 100% of the outstanding Partnership Interests, and following such Transfer the Partnership would constitute a disregarded entity for United States federal income tax purposes with respect to the Acquiring Partner, such Transfer shall be a permitted Transfer;

(c) such Transfer may require the registration of such Transferred Interests pursuant to any applicable federal or state securities laws;

(d) such Transfer may cause the Partnership to become a “Publicly Traded Partnership” (as such term is defined in Sections 469(k)(2) or 7704(b) of the Code) that is treated as an association taxable as a corporation;

(e) such Transfer may subject the Partnership to regulation under the Investment Company Act of 1940, the Investment Advisers Act of 1940 or the Employee Retirement Income Security Act of 1974, each as amended;

(f) such Transfer may result in a violation of applicable laws;

(g) such Transfer is made to any Person who lacks the legal right, power or capacity to own such Interests; or

(h) the Partnership does not receive written instruments (including, without limitation, copies of any instruments of Transfer and such Assignee’s consent to be bound by this Agreement as an Assignee) that are in form and substance reasonably satisfactory to the Partners.

7.4 Rights of Assignees. Until such time, if any, as the transferee in any permitted Transfer pursuant to this Article 7 is admitted to the Partnership as a Substitute Partner pursuant to Section 7.6: (i) such transferee shall be an Assignee only, and only shall receive, to the extent Transferred, the distributions and allocations of income, gain, loss, deduction, credit, or similar items to which the Partner that Transferred its Interests would be entitled, and (ii) such Assignee shall not be entitled or enabled to exercise any other rights or powers of a Partner, such other rights remaining with the transferring Partner. In such a case, the transferring Partner shall remain a Partner, and shall remain liable for the satisfaction of all obligations contained herein as a Partner, even if it has Transferred its entire Economic Interest to one or more Assignees (subject to Section 7.6). In the event any Assignee desires to make a further assignment of any Economic Interest, such Assignee shall be subject to all of the provisions of this Agreement relating to restrictions on Transfer to the same extent as any Partner desiring to make such an assignment.

7.5 Admissions, Withdrawals and Removals. No Person shall be admitted to the Partnership as a Partner after the date hereof except in accordance with Section 3.4 (in the case of Persons obtaining a Partnership Interest directly from the Partnership) or Section 7.6 (in the case of transferees of a permitted Transfer of a Partnership Interest from another Person). No Partner shall be entitled to retire or withdraw from being a Partner of the Partnership except (i) in accordance with Section 7.6, (ii) as a result of a Transfer of all of its Interests pursuant to Exhibit A or the Liquidity Agreement or (iii) with the consent of the General Partner and each of the Class A Limited Partners, which consent may be given or withheld in each such Partner’s sole and absolute discretion. No Partner shall be subject to removal. No admission, withdrawal or removal of a Partner shall cause the dissolution of the Partnership. Any purported admission, withdrawal or removal which is not in accordance with this Agreement shall be null and void to the fullest extent permitted by law. Notwithstanding the foregoing, the parties acknowledge that applicable law does not allow the General Partner’s withdrawal to be nullified and voided, even if done in contravention of this Agreement. However, any withdrawal in contravention of this Agreement shall constitute a material breach of this Agreement.

7.6 Admission of Assignees as Substitute Partners.

7.6.1 An Assignee shall become a Substitute Partner subject to Section 7.3 hereof and only if and when each of the following conditions are satisfied:

(a) The assignor of the Interests Transferred or to be Transferred sends written notice to all of the General Partner and each of the Class A Limited Partners requesting the admission of the Assignee as a Substitute Partner and setting forth the name and address of the Assignee, the Capital Account balance to be Transferred, the Percentage Interest to be Transferred, and the intended effective date of the Transfer;

(b) The General Partner and each of the Class A Limited Partners consent in writing to the admission of such Assignee as a Substitute Partner, which consent shall not be unreasonably withheld; and

(c) The General Partner and each of the Class A Limited Partners receive from the Assignee (i) such information concerning the Assignee’s financial capacities and investment experience as such other Partners may reasonably request, and (ii) written instruments that are in form and substance satisfactory to such other Partners (as determined in such other Partners’ reasonable discretion) including without limitation in the case of the Transfer of a Partnership Interest by any BEC Party, a written agreement from the Assignee that it will be bound by this Agreement as a Substitute Partner and by the Liquidity Agreement as a BEC Party.

Notwithstanding the foregoing, upon the Transfer by a Partner of all of a Partnership Interest to an Affiliate of such Partner in accordance with Section 7.1, such Affiliate shall automatically become a Party to this Agreement as a Substitute Partner upon complying with Sections 7.6.1(c)(ii) but without having to comply with Section 7.6.1(b) or Section 7.6.1(c)(i), and in the case of an Assignee of a BEC Party, the Assignee shall automatically become a party to the Liquidity Agreement as a BEC Party. No Partner shall have any right to unreasonably withhold or delay its approval of the instruments described in Section 7.6.1(c)(ii).

7.6.2 Upon the admission of any Substitute Partner, Schedule 1 shall be amended by the General Partner to reflect the name, address and Percentage Interest of such Substitute Partner and to eliminate or adjust, if necessary, the name, address and Percentage Interest of the predecessor of such Substitute Partner.

7.7 Withdrawal of Partners. If a Partner has Transferred all of its Partnership Interest to one or more Assignees, then such Partner shall withdraw from the Partnership if and when all such Assignees have been admitted as Substitute Partners in accordance with this Agreement.

7.8 Removal and Replacement of General Partner.

7.8.1 Removal and Replacement of General Partner. The BEC Parties, at their sole and absolute discretion, shall have the option but not obligation, to remove any existing General Partner that is or has been designated by any Provident Party or Affiliate thereof (each a “Provident General Partner”) and to become, or to designate any other Partner or Substitute Partner as, a new General Partner to replace such Provident General Partner in the event such Provident General Partner has (i) engaged in fraud, bad faith, gross negligence or willful misconduct in the performance of its obligations under this Agreement or (ii) has committed a material breach of this Agreement (each, a “General Partner Default”). Notwithstanding the preceding sentence, prior to the removal and replacement of a Provident General Partner pursuant to this Section 7.8.1 for any General Partner Default, the BEC Parties shall provide notice to such Provident General Partner, who shall have ten (10) business days to explain in writing that a General Partner Default has not occurred (the “Provident Explanation”) or to cure such General Partner Default. If the BEC Parties do not accept the Provident Explanation, the determination of whether General Partner Default has occurred shall be resolved in accordance with Section 9.16. If a General Partner Default is not cured within the Cure Period, or if cured, another General Partner Default of the same nature occurs within six (6) months, the BEC Parties shall be permitted, at their sole and absolute discretion but without obligation, to remove and replace the Provident General Partner pursuant to this Section 7.8.1.

7.8.2 Upon the removal of the General Partner pursuant to Section 7.8.1, if BEC declines to become or designate the new General Partner, the Partnership shall be terminated pursuant to Section 8.2 below. Each General Partner removed under Section 7.8.1 shall be converted to the status of a Limited Partner with only the rights of a Limited Partner. After a General Partner has been removed in accordance with Section 7.8.1, it shall have no right to resume its role as General Partner under any circumstance, including without limitation, as a result of the cure of any default or breach described in Section 7.8.1, unless the General Partner and each of the Class A Limited Partners shall give their written consent thereto (which consent may be given or withheld in such Partners’ sole and absolute discretion).

7.9 Repurchase and Redemption of Class B Interests.

7.9.1 Unvested Class B Interests shall be automatically cancelled and forfeited upon a Class B Limited Partner’s discontinuation of Service (as such term is defined in the applicable Class B Interest Agreement).

7.9.2 Upon the written request of a Class B Limited Partner at any time and from time to time after Class B Interests held by such Class B Limited Partner vest, the Partnership shall be obligated to purchase such number of vested Class B Interests requested to be sold by such Class B Limited Partner at a price equal to the value of the Capital Account attributable to such Class B Interests, taking into account any revisions to the Capital Account that result from the repurchase of such Class B Interests (which for the avoidance of doubt shall include any revisions that result from adjusting the Gross Asset Value of all Partnership Assets to be equal to their respective gross Fair Market Values in accordance with the definition of “Gross Asset Value” and then reflecting such adjustments in the Capital Accounts of the Partners) (the “Put/Call Price”), as of the date of such request. Solely for purposes of purchases by the Partnership of Class B Interests pursuant to this Section 7.9.2, the parties hereto acknowledge and agree that, in order to reduce administrative burden and expense for the Partnership, calculations for purposes of the Capital Account revisions described in the preceding sentence may be performed as of the last day of the preceding fiscal quarter. For the avoidance of doubt, a Class B Limited Partner shall be entitled pursuant to this

Section 7.9.2 to make a written request for the Partnership to purchase vested Class B Interests held by such Class B Limited Partner (i) only during the first fifteen (15) days of each fiscal quarter of the Partnership and (ii) unless the General Partner otherwise consents, only once during such fifteen (15) day period. For the avoidance of doubt, under no circumstances shall a Class B Limited Partner have the right to exercise the rights pursuant to this Section 7.9.2 with respect to a Class B Interest until the second anniversary of the grant of such Class B Interest.

7.9.3 Each Class B Limited Partner hereby grants to the Partnership or its designee, a continuing option (the “Purchase Option”) to purchase such Class B Limited Partner’s vested Class B Interests in the Partnership at the time of or from time to time after such Class B Limited Partner’s discontinuation of Service (as such term is defined in the applicable Class B Interest Agreement) or a Change of Control at the Put/Call Price determined as of the date the Partnership makes such request. The Purchase Option is exercisable with respect to any portion or all of each Class B Limited Partner’s Class B Interests by the Partnership’s delivering to such Class B Limited Partner, at any time after the affected Class B Limited Partner’s discontinuation of Service or a Change of Control (or in advance of a Change of Control with the exercise conditional on the consummation of such Change of Control), of written notice of the Partnership’s election to do so and the number of vested Class B Interests desired to be purchased. The Partnership may waive its right to exercise the Purchase Option with respect to all remaining vested Class B Interests held by a Class B Limited Partner at any time by giving written notice of such waiver to such Class B Limited Partner.

7.9.4 The provisions of this Section 7.9 shall control over and override all of the provisions relating to Transfer restrictions or withdrawal rights set forth in this Agreement as to the matters set forth in this Section 7.9.

ARTICLE 8

DISSOLUTION, LIQUIDATION, AND TERMINATION OF THE PARTNERSHIP

8.1 Limitations. The Partnership may be dissolved, liquidated, and terminated only pursuant to the provisions of this Article 8, and the parties hereto do hereby irrevocably waive any and all other rights they may have to cause a dissolution of the Partnership or a sale or partition of any or all of the Partnership Assets.

8.2 Exclusive Causes. Notwithstanding the DRULPA, the following and only the following events shall cause the Partnership to be dissolved, liquidated, and terminated:

(a) The (i) unanimous election of the General Partner and all Class A Limited Partners within the first three years following the date of this Agreement, and (ii) thereafter, with the consent of the General Partner and written consent of Class A Limited Partners holding a majority of the Class A Interests;

(b) If upon a removal of the Provident General Partner pursuant to Section 7.8.1, no subsequent General Partner is appointed for the Partnership;

(c) The dissolution (except in the event of a reorganization), bankruptcy (as defined in the DRULPA) or termination (other than by merger or consolidation) of the General Partner; provided that the Partnership shall not be dissolved or required to be wound up in connection with any of the events specified in this Section 8.2(c) if at the time of the occurrence of such event there is at least one other Partner who is hereby authorized to, and elects to, carry on the business of the Partnership and become the General Partner; or

(d) At any time that there are no Partners, unless the business of the Partnership is continued in accordance with the DRULPA.

To the fullest extent permitted by law, any dissolution of the Partnership other than as provided in this Section 8.2 shall be a dissolution in contravention of this Agreement.

8.3 Effect of Dissolution. The dissolution of the Partnership shall be effective on the day on which the event occurs giving rise to the dissolution, but the Partnership shall not terminate until it has been wound up and its assets have been distributed as provided in Section 8.5 of this Agreement and the Certificate has been cancelled by the filing of a certificate of cancellation with the office of the Delaware Secretary of State. Notwithstanding the dissolution of the Partnership, prior to the termination of the Partnership, the business of the Partnership and the affairs of the Partners, as such, shall continue to be governed by this Agreement.

8.4 Capital Contribution Upon Dissolution. Upon dissolution of the Partnership, if any Partner has a deficit balance in its Capital Account (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which the liquidation occurs), such Partner shall have no obligation to make any Capital Contribution with respect to such deficit, and such deficit shall not be considered a debt owed to the Partnership or to any other person for any purpose whatsoever.

8.5 Liquidation.

8.5.1 Upon dissolution of the Partnership, the Partnership shall thereafter engage in no further business other than that which is necessary to wind up the business, and the General Partner (or such other Person as the General Partner may determine, or in the case of a dissolution pursuant to Section 8.2(c), a liquidating trustee selected by the Limited Partners) shall act as the “Liquidator” of the Partnership. A reasonable time shall be allowed for the winding up of the affairs of the Partnership in order to minimize any losses attendant upon such a winding up. In the event the Liquidator reasonably believes that it is prudent to do so, cash or other assets held in reserve may be placed in a liquidating trust or other escrow immediately prior to the termination of the Partnership in order to ensure that any and all obligations of the Partnership are satisfied. After allocating (pursuant to Article 5 of this Agreement) all income, gain, loss, deductions and credit resulting from the liquidation of the Partnership Assets, the Liquidator shall apply and distribute the cash proceeds thereof as follows:

(a) First, to the creditors of the Partnership (including, without limitation, to Partners who are creditors to the extent permitted by law) in satisfaction of liabilities of the Partnership, and to the setting up of any Reserves for contingencies which the Liquidator may consider necessary or appropriate; and

(b) Thereafter, the balance, if any, to the Partners in accordance with their positive Capital Account balances, determined after taking into account all Capital Account adjustments for all prior periods and the Partnership taxable year during which the liquidation occurs (other than those made as a result of the liquidating distribution set forth in this Section 8.5.1(b));

by the end of the taxable year in which such liquidation occurs or, if later, within ninety (90) days after the date of the liquidation.

8.5.2 Notwithstanding Section 8.5.1, in the event that the Liquidator determines that an immediate sale of all or any portion of the Partnership Assets would cause undue loss to the Partners, the Liquidator, in order to avoid such loss to the extent not then prohibited by the DRULPA, may either defer liquidation of and withhold from distribution for a reasonable time any Partnership Assets except those necessary to satisfy, including the provision of reasonable Reserves for, the Partnership’s debts and obligations, or distribute the Partnership Assets to the Partners in-kind in a manner otherwise in accordance with the distribution procedure of Section 8.5.1 and Section 4.5.

ARTICLE 9

MISCELLANEOUS

9.1 Amendments.

9.1.1 Each Additional Partner and Substitute Partner shall become a signatory hereto by signing a counterpart signature page to this Agreement. By so signing, each Additional Partner and Substitute Partner, as the case may be, shall be deemed to have adopted and to have agreed to be bound by all of the provisions of this Agreement.

9.1.2 Other than amendments specifically authorized herein, any amendments may be made to this Agreement from time to time only by the unanimous written consent of the General Partner and all Class A Limited Partners.

9.1.3 In making any amendments, there shall be prepared and filed by, or for, the General Partner such documents and certificates as may be required under the DRULPA and under the laws of any other jurisdiction applicable to the Partnership.

9.2 Partner Representations and Warranties. Each Partner (solely on behalf of itself and not with respect to any other Partner) hereby represents, warrants, covenants and acknowledges to the other Partners as follows:

9.2.1 Generally.

(a) Status. Such Partner is duly incorporated, organized or formed (in the event such Partner is not a corporation, company or partnership), validly existing and in good standing under the laws of its state of incorporation, organization or formation (as the case may be). Such Partner has the requisite power and authority to own its property and to carry on its business as now conducted, in each case to the extent material to its rights and obligations under this Agreement.

(b) Authority. Such Partner has the requisite power and authority to execute and deliver this Agreement and to carry out its obligations hereunder in accordance with the terms and provisions hereof. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the requisite action, corporate or otherwise, on the part of such Partner. This Agreement constitutes the legally valid and binding obligation of such Partner, enforceable against it in accordance with its terms, except as enforceability may be affected by (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors; (ii) the effect of general principles of equity and the limitation of certain remedies by certain equitable principles of general applicability; and (iii) the fact that the rights to indemnification hereunder may be limited by federal or state securities laws.

(c) No Breach or Default. The execution, delivery and performance by such Partner of this Agreement and the transactions contemplated hereby will not constitute a material breach of any term or provision of, or a material default under (i) any outstanding indenture, mortgage, loan agreement or other similar contract or agreement to which such Partner or any of its Affiliates is a party or by which it or any of its Affiliates or its or their property is bound; (ii) its certificate or articles of incorporation or bylaws or other governing documents; (iii) any material applicable law, rule or regulation; or (iv) any material order, writ, judgment or decree having applicability to it.

(d) Consents and Approvals. All material consents, licenses, approvals and authorizations, if any, and all material filings and registrations, required from any governmental body, authority, bureau or agency for or on the part of such Partner or any of its Affiliates in connection with its execution and delivery of this Agreement and its contributions to the capital of the Partnership have been obtained on or prior to the date hereof.

(e) Investment Considerations. Such Partner represents that it has acquired its Partnership Interest for its own account for the purpose of investment and not with a view to any sale or other disposition of all or any part thereof in violation of the Securities Act. Such Partner understands that its Partnership Interest has not been registered under the Securities Act and, if a “security,” may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Partnership is not required to register the Interests. Such Partner is able and is prepared to bear the economic risk of purchasing the Interests and to suffer a complete loss of its investment. Such Partner understands that it is not anticipated that there will be any public market for the Interests. Such Partner understands that Rule 144 promulgated under the Securities Act (“Rule 144”) is not currently available with respect to sales of any Interests and the Partnership has made no covenant to make Rule 144 available. Such Partner is knowledgeable, sophisticated and experienced in business and financial matters and such Partner’s knowledge and experience in financial and business matters are such that such Partner is capable of evaluating the risks of investing in the Interests. Such Partner has previously invested in transactions similar to the transaction contemplated hereby and/or is presently an employee or director of, or consultant to, the Partnership or its Affiliates, and fully understands the limitations on Transfer and the restrictions on sales, Transfer or other dispositions contained herein. Such Partner’s determination to purchase the Interests and, if applicable, make Capital Contributions has been, and in each case will be, made by such Partner (based on its own investigations and knowledge with respect to the Partnership and the Interests) independent of and without reliance upon any other Partner or Person other than such Partner’s investment advisor, if any, and independent of any statements or opinions as to the advisability of such purchase or Capital Contribution or as to the properties, business, prospects or condition (financial or otherwise) of any Person in which the Partnership may invest which may have been made or given by any such other Person, and such Partner has not been given any investment advice or opinion by any other Partner, the Partnership or any of their respective agents or Affiliates as to whether an investment in the Partnership is prudent or suitable. Such Partner has consulted its own tax advisor, or has affirmatively chosen not to consult a tax advisor, regarding the tax consequences of owning an interest in the Partnership and acknowledges that it has not relied on the other Partners or their Affiliates, officers, directors, employees, attorneys or accountants for tax advice in connection with such Partner’s decision to invest in the Partnership or with respect to tax considerations involved in the ownership and disposition of the Interests.

(f) Accredited Investor Status. Such Partner is an “accredited investor” within the meaning of Regulation D under the Securities Act.

(g) Information Provided by Partner. All information that such Partner has provided or will provide to the Partnership including, but not limited to, such Partner’s legal status and knowledge of financial and business matters, is true, correct and complete as of the date of execution of this Agreement. Such Partner undertakes to provide promptly to the Partnership written notice of any material changes in such Partner’s information. Such Partner understands that the Partnership and its advisers will rely in a material degree upon the representations contained herein.

9.2.2 Other. Such Partner agrees to indemnify, defend and hold harmless the Partnership, the other Partners, each officer, director, agent and Affiliate of the Partnership and the other Partners, and each other Person, if any, who controls any of the foregoing within the meaning of Section 15 of the Securities Act, against any and all losses, claims, demands, costs, damages, liabilities (joint and several), expenses of any nature (including reasonable attorneys’ fees and disbursements and other costs of litigation, whether pending or threatened), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, in which such Person may be involved, or threatened to be involved as a party or otherwise, arising out of or based upon any false representation or warranty made by such Partner in this Section 9.2 or in any other document or certificate delivered to the Partnership by such Partner in connection with such Partner’s acquisition of its Partnership Interest, or any breach or failure by such Partner to comply with any covenant or agreement made by such Partner in this Section 9.2.

9.3 Accounting and Fiscal Year. The fiscal year of the Partnership for tax and accounting purposes shall end on December 31 of each year, or on such other date as permitted or required under the Code as the General Partner shall reasonably determine with the unanimous consent of the Class A Limited Partners.

9.4 Expenses. The General Partner and each of the Class A Limited Partners shall bear its own expenses in connection with the negotiation and preparation of this Agreement, and all transactions and ancillary documents and certificates thereto, and such expenses shall not be paid or reimbursed by the Partnership.

9.5 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and thereof and fully supersedes any and all prior or contemporaneous agreements or understandings between the parties hereto pertaining to the subject matter hereof.

9.6 Further Assurances. Each of the parties hereto does hereby covenant and agree on behalf of itself, its successors, and its assigns, without further consideration, to prepare, execute, acknowledge, file, record, publish, and deliver such other instruments, documents and statements, and to take such other action as may be required by law or reasonably necessary to effectively carry out the purposes of this Agreement.

9.7 Notices. Any notice, consent, payment, demand, or communication required or permitted to be given by any provision of this Agreement shall be in writing and shall be (a) delivered personally to the Person or to an officer of the Person to whom the same is directed, or (b) sent by (i) registered or certified mail, return receipt requested, postage prepaid, addressed as follows: if to the Partnership, to the Partnership at the address set forth in Section 1.3 hereof, or (ii) facsimile or electronic mail, to such other address as the Partnership may from time to time specify by notice to the Partners; if to a Partner, to such Partner at the address set forth in Schedule 1, or to such other address as such Partner may from time to time specify by notice to the Partnership. Any such notice shall be deemed to be delivered, given and received for all purposes as of: (x) the date so delivered, if delivered personally, (y) upon confirmed receipt, if sent by facsimile or electronic mail, or (z) on the date of receipt or refusal indicated on the return receipt, if sent by registered or certified mail, return receipt requested, postage and charges prepaid and properly addressed.

9.8 Tax Matters.

9.8.1 The General Partner shall be designated and shall serve as “Tax Matters Partner” (as defined in Code Section 6231), to oversee or handle matters relating to the taxation of the Partnership.

9.8.2 The Tax Matters Partner may make all elections and other decisions relating to the federal income and all other tax aspects of the Partnership (including, without limitation, elections pursuant to Section 754 of the Code and choice of method under Section 704(c) of the Code) in accordance with this Agreement; provided, however, that in the case of any election or other decision that may have a material adverse impact on BEC, (i) the Tax Matters Partner shall notify BEC of any such election or other decision at least thirty (30) days prior to making any such election or such other decision, (ii) BEC shall have the right to consider and comment upon any such election or other decision in advance of making any such election or such other decision, and (iii) the Tax Matters Partner shall reasonably consider any such comments raised by BEC prior to making such election or other decision.

9.8.3 Income tax returns of the Partnership shall be prepared by such independent certified public accountants as the General Partner shall retain at the expense of the Partnership.

9.9 Construction. The Partners agree that each Partner and its counsel have reviewed and revised this Agreement and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply in the interpretation of this Agreement or any amendments or exhibits hereto. The Partners intend that this Agreement shall be construed as if all parties prepared this Agreement.

9.10 Captions—Pronouns. Any titles or captions contained in this Agreement are for convenience only and shall not be deemed part of the text of this Agreement. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as appropriate.

9.11 Binding Effect. Except as otherwise expressly provided herein, this Agreement shall be binding on and inure to the benefit of the parties hereto, the Partners, their heirs, executors, administrators, successors and all other Persons hereafter holding, having or receiving a direct or indirect Partnership Interest or Economic Interest, whether as Assignees, Substitute Partners or otherwise.

9.12 Severability. In the event that any provision of this Agreement as applied to any party or to any circumstance, shall be adjudged by a court to be void, unenforceable or inoperative as a matter of law, then the same shall in no way affect any other provision in this Agreement, the application of such provision in any other circumstance or with respect to any other party, or the validity or enforceability of the Agreement as a whole.

9.13 Interpretation. All references herein to Articles, Sections, Schedules, subparagraphs and Exhibits shall be deemed to be references to Articles, Sections, Schedules and subparagraphs of, and Exhibits to, this Agreement unless the context shall otherwise require. All Schedules and Exhibits attached hereto shall be deemed incorporated herein as if set forth in full herein. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The term “or” is not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.” The words “date hereof” shall refer to the date set forth on the cover page of this Agreement. All accounting terms not defined in this Agreement shall have the meanings determined by United States generally accepted accounting principles as in effect from time to time. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise expressly provided herein, any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to “$” or “dollars” herein shall mean U.S. Dollars.

9.14 No Third Party Beneficiaries. None of the provisions of this Agreement shall be for the benefit of or be enforceable by any creditor of the Partnership or by any creditor of any Partner. This Agreement is not intended to confer any rights or remedies hereunder upon, and shall not be enforceable by, any Person other than the parties hereto and, solely with respect to the provisions of Sections 6.5 and 9.2.2, each Indemnitee or other indemnified Person addressed therein.

9.15 Counterparts. This Agreement may be executed in any number of multiple counterparts, each of which shall be deemed to be an original copy and all of which shall constitute one agreement, binding on all parties hereto. Delivery of an executed counterpart of a signature page to this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

9.16 Dispute Resolution.

9.16.1 Arbitration. The parties hereby agree that, in order to obtain prompt and expeditious resolution of any disputes under this Agreement, each claim, dispute or controversy of whatever nature, arising out of, in connection with, or in relation to the interpretation, performance or breach of this Agreement (or any other agreement contemplated by or related to this Agreement), including without limitation any claim based on contract, tort or statute, or the arbitrability of any claim hereunder (a “Claim”), shall be settled, at the request of any party of this Agreement, exclusively by final and binding arbitration conducted in Los Angeles, California. All such Claims shall be settled by one (1) arbitrator in accordance with the Commercial Arbitration Rules then in effect of the American Arbitration Association. Each party hereto expressly consents to, and waives any future objection to, such forum and arbitration rules. Judgment upon any award may be entered by any state or federal court having jurisdiction thereof. Except as required by law (including, without limitation, the rules and regulations of the Securities and Exchange Commission and the NASDAQ Stock Market), no party nor the arbitrator shall disclose the existence, content, or results of any arbitration hereunder without the prior written consent of the General Partner and each of the Class A Limited Partners. Except as provided herein, the Federal Arbitration Act shall govern the interpretation, enforcement and all proceedings pursuant to this Section 9.16.1.

Adherence to this dispute resolution process shall not limit the right of the parties hereto to obtain any provisional remedy, including without limitation, injunctive or similar relief, from any court of competent jurisdiction as may be necessary to protect their respective rights and interests pending arbitration.

Notwithstanding the foregoing paragraph, the dispute resolution procedure is intended to be the exclusive method of resolving any Claims arising out of or relating to this Agreement.

9.16.2 Governing Law. The arbitration procedures shall follow the substantive law of the State of Delaware without regard to otherwise governing choice of law or conflict of law principles, including the provisions of statutory law dealing with arbitration, as it may exist at the time of the demand for arbitration, insofar as said provisions are not in conflict with this Agreement and specifically excepting therefrom sections of any such statute dealing with discovery and sections requiring notice of the hearing date by registered or certified mail.

9.16.3 Judicial Proceedings. In the event any parties seek any remedy or recourse in a court of competent jurisdiction to protect their rights and interests pending arbitration under Section 9.16.1 above, the parties hereby irrevocably submit to the jurisdiction of the federal and state courts located in Los Angeles, California solely, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a California State or Federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and, to the extent permitted by law, over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in this Section 9.16.3 or in such other manner as may be permitted by law shall be valid and sufficient service thereof. All proceedings under Section 9.16.3 shall be governed by, and construed in accordance with, the internal laws of the State of Delaware without regard to otherwise governing choice of law or conflict of law principles.

9.16.4 Waiver of Jury Trial. CONSISTENT WITH SECTION 9.16.1 ABOVE, EACH PARTY HERETO HEREBY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE, FOR ANY NON-ARBITRAL PROCEEDING, IF ANY, EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.16.4. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ALL SUBSEQUENT AMENDMENTS, SUPPLEMENTS OR OTHER MODIFICATIONS TO THIS AGREEMENT OR TO ANY OTHER DOCUMENT OR AGREEMENT RELATING TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

9.17 Damage Limitations. Notwithstanding anything to the contrary in this Agreement, no Partner shall be liable to any other Partner, directly or indirectly (including as a result of any indemnities herein unless related to third-party claims for which indemnification is provided), for any punitive, exemplary or speculative damages incurred or suffered by such other Partner as a result of, due to, arising from, or in connection with the performance or non-performance of any covenants, duties or obligations of a Partner under this Agreement.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

GENERAL PARTNER:

PRO GP CORP.

By:	/s/ Halbert S. Washburn
Name:	Halbert S. Washburn
Title:	Co-Chief Executive Officer

LIMITED PARTNERS:

PRO LP CORP.

By:	/s/ Thomas W. Buchanan
Name:	Thomas W. Buchanan
Title:	President and Chief Executive Officer

BREITBURN ENERGY CORPORATION

By:	/s/ Halbert S. Washburn
Name:	Halbert S. Washburn
Title:	Co-President

THE “CLASS B LIMITED PARTNERS” ARE SET FORTH ON THE ATTACHED COUNTERPART SIGNATURE PAGES

[Signature Page to Partnership Agreement]

Dated as of: October 1, 2007

AMENDED AND RESTATED

LIMITED PARTNERSHIP AGREEMENT OF

BREITBURN ENERGY COMPANY L.P.

IN WITNESS WHEREOF, the undersigned Class B Limited Partner has caused this counterpart signature page to the Amended and Restated Limited Partnership Agreement of Breitburn Energy Company L.P., to be duly executed as of the date above written.

“CLASS B LIMITED PARTNER”

By:	/s/ Thurmon Andress
Name:	Thurmon Andress
Title:	Managing Director

[Signature Page to Partnership Agreement]

Dated as of: October 1, 2007

AMENDED AND RESTATED

LIMITED PARTNERSHIP AGREEMENT OF

BREITBURN ENERGY COMPANY L.P.

IN WITNESS WHEREOF, the undersigned Class B Limited Partner has caused this counterpart signature page to the Amended and Restated Limited Partnership Agreement of Breitburn Energy Company L.P., to be duly executed as of the date above written.

“CLASS B LIMITED PARTNER”

By:	/s/ Gregory C. Brown
Name:	Gregory C. Brown
Title:	General Counsel & Executive Vice President, Land, Legal & Government Relations

[Signature Page to Partnership Agreement]

Dated as of: October 1, 2007

AMENDED AND RESTATED

LIMITED PARTNERSHIP AGREEMENT OF

BREITBURN ENERGY COMPANY L.P.

IN WITNESS WHEREOF, the undersigned Class B Limited Partner has caused this counterpart signature page to the Amended and Restated Limited Partnership Agreement of Breitburn Energy Company L.P., to be duly executed as of the date above written.

“CLASS B LIMITED PARTNER”

By:	/s/ James G. Jackson
Name:	James G. Jackson
Title:	Chief Financial Officer

[Signature Page to Partnership Agreement]

Dated as of: October 1, 2007

AMENDED AND RESTATED

LIMITED PARTNERSHIP AGREEMENT OF

BREITBURN ENERGY COMPANY L.P.

IN WITNESS WHEREOF, the undersigned Class B Limited Partner has caused this counterpart signature page to the Amended and Restated Limited Partnership Agreement of Breitburn Energy Company L.P., to be duly executed as of the date above written.

“CLASS B LIMITED PARTNER”

By:	/s/ Gregory J. Moroney
Name:	Gregory J. Moroney
Title:	Director

[Signature Page to Partnership Agreement]

Dated as of: October 1, 2007

AMENDED AND RESTATED

LIMITED PARTNERSHIP AGREEMENT OF

BREITBURN ENERGY COMPANY L.P.

IN WITNESS WHEREOF, the undersigned Class B Limited Partner has caused this counterpart signature page to the Amended and Restated Limited Partnership Agreement of Breitburn Energy Company L.P., to be duly executed as of the date above written.

“CLASS B LIMITED PARTNER”

By:	/s/ Willis Jackson Washburn
Name:	Willis Jackson Washburn
Title:	Vice President, Business Development & President, BreitBurn Land Company

[Signature Page to Partnership Agreement]

SCHEDULE 1

Partners, Initial Capital Account Balances, Partnership Interests and Percentage Interests

Name and Address	Initial Capital Account Balance (as of August 31, 2007) (in thousands)	No. (and type) of Partnership Interests	Percentage Interests
Pro GP Corp. c/o BreitBurn Energy Company L.P. Attn: Randall Findlay 515 South Flower, Suite 4800 Los Angeles, CA 90071 with a copy to: Macleod Dixon LLP Attn: Thomas Hirst, Q.C. 3700 Canterra Tower 400 3rd Avenue SW Calgary, AB T2P 4H2 Canada	$571	804,711 General Partner Interests	0.40% (General Partner)

Pro LP Corp. c/o BreitBurn Energy Company L.P. Attn: Randall Findlay 515 South Flower, Suite 4800 Los Angeles, CA 90071 with a copy to: Macleod Dixon LLP Attn: Thomas Hirst, Q.C. 3700 Canterra Tower 400 3rd Avenue SW Calgary, AB T2P 4H2 Canada	$137,996	192,123,132 Class A Interests	95.38% (Class A Limited Partner)

BreitBurn Energy Corporation c/o BreitBurn Energy Company L.P. Attn: Halbert Washburn and Randall Breitenbach 515 South Flower, Suite 4800 Los Angeles, CA 90071 with a copy to: Latham & Watkins LLP Attn: David Rogers, Esq. 633 W. 5th St., Suite 4000 Los Angeles, CA 90071	$3,578	8,249,684 Class A Interests	4.22% (Class A Limited Partner)
TOTAL:	$142,145		100.0%

Schedule 1

Name and Address	Initial Capital Account Balance (as of August 31, 2007) (in thousands)	No. (and type) of Partnership Interests	Percentage Interests
	$0	_________ Class B Interests	___% (Class B Limited Partner)
	$0	_________ Class B Interests	___% (Class B Limited Partner)
	$0	_________ Class B Interests	___% (Class B Limited Partner)
	$0	_________ Class B Interests	___% (Class B Limited Partner)
	$0	_________ Class B Interests	___% (Class B Limited Partner)
	$0	_________ Class B Interests	___% (Class B Limited Partner)
	$0	_________ Class B Interests	___% (Class B Limited Partner)
	$0	_________ Class B Interests	___% (Class B Limited Partner)
	$0	_________ Class B Interests	___% (Class B Limited Partner)
	$0	_________ Class B Interests	___% (Class B Limited Partner)
	$0	_________ Class B Interests	___% (Class B Limited Partner)

Schedule 1

EXHIBIT A

ADDITIONAL PARTNER RIGHTS AND OBLIGATIONS

The following provisions shall apply to the Partners:

Section 1. (a) Capitalized words and phrases used and not otherwise defined in this Exhibit A shall have the meanings set forth below, or if not defined in this Exhibit A, as set forth in the Agreement.

(b) Except as otherwise expressly provided in this Exhibit A, all BEC Parties hereby acknowledge and agree that the BEC Representative shall have the full right and exclusive authority to make all decisions for and exercise any and all rights on behalf of all BEC Parties under the Agreement. All references to actions of or by, or obligations or rights of, the “BEC Parties” under this Agreement shall refer to the collective action of all BEC Parties as or to be determined by the BEC Representative. Any Person dealing with or needing to deal with the BEC Parties with respect to any rights exercisable under this Agreement may rely on the grant hereunder of authority to the BEC Representative to act on behalf of and bind all the BEC Parties to collective action.

Section 2. BEC Transfer Right. Except for sale and Transfer rights under the Liquidity Agreement to an Affiliate in accordance with Article 7 of the Agreement, the BEC Parties shall not have any other rights to Transfer their Interests for three years after the date of the Agreement. Subject to Article 7 of the Agreement, certain rights of first refusal held by Provident and applicable laws, the BEC Parties shall be permitted to Transfer up to one third of the total Interests held by BEC as of the date of this Agreement following each of (a) the first anniversary of this Agreement, (b) the second anniversary of this Agreement and (c) the third anniversary of this Agreement. The BEC Parties’ right to sell interests under this Section 2 to Exhibit A shall be cumulative, such that any Interests any BEC Party was eligible to sell but did not sell under Sections 2(a) and 2(b) of this Exhibit A may be sold during or after the time set forth in Section 2(c) of this Exhibit A.

Section 3. BEC Co-Sale Right.

(a) Generally. Prior to such time as the Interests of the Partnership are publicly traded on a national securities exchange or subject to quotation on a national quotation system (“IPO”) in the event that any Provident Party or any Affiliate proposes to, directly or indirectly, Transfer all or any portion of its Interests (the “Subject Interest”) to any Person other than an Affiliate, the BEC Parties shall have the right to sell a portion of their Interests which represents the same percentage of the total Interests held by the BEC Parties relative to all outstanding Interests as the percentage of the total Interest proposed to be sold by such selling Provident Party (all as determined according to the relative Percentage Interests of the BEC Parties and the selling Provident Party existing on the date the Co-Sale Notice (as defined below) is delivered to the selling Provident Party pursuant to Section 3(b)(i) of this Exhibit A) (the “Pro Rata Share”) on the same terms and at the same time as the selling Provident Party, all as described in this Section 3 of this Exhibit A. In the event that the intended transferee is unwilling to purchase directly from the BEC Parties under this Section 3(a) or 3(b)(ii) below, the BEC Parties shall be entitled to sell their Pro Rata Share to the selling Provident Party simultaneously with the closing of such Provident Party’s sale to such transferee, on the same terms that would be applicable to a direct sale. The rights described in this Section 3(a) of this Exhibit A are collectively referred to as the “Co-Sale Right.”

(b) Manner of Exercise.

(i) Each selling Provident Party shall notify the BEC Parties in writing of any proposed Transfer of such Provident Party’s Interests described in Section 3(a) of this Exhibit A (the “Transfer Notice”). Such Transfer Notice shall set forth: (A) the name of the proposed Transferee, (B) the amount of such selling Provident Party’s Interest proposed to be Transferred, (C) the proposed amount and form of consideration, and (D) the other terms and conditions of payment offered by the Transferee (the “Transfer Terms”). The

BEC Parties may exercise the Co-Sale Right by delivering to Provident a written notice (the “Co-Sale Notice”) within 60 calendar days following the BEC Parties’ receipt of the Transfer Notice. Upon the giving of a Co-Sale Notice, the BEC Parties shall be entitled (to the extent each selling Provident Party’s sale is consummated) and irrevocably obligated to sell to the Transferee (or to each selling Provident Party if the Transferee is unwilling or unable to purchase directly from the BEC Parties) the Pro Rata Share on the Transfer Terms.

(ii) If the BEC Parties exercise their Co-Sale Right, then each selling Provident Party shall assign to the BEC Parties as much of their interest in the agreement of sale with the Transferee as the BEC Parties shall be entitled to (it being understood that the BEC Parties shall be obligated to accept their requisite share of any obligations thereunder).

(c) Failure to Exercise Right. In the event the BEC Parties elect not to exercise their Co-Sale Rights, then each selling Provident Party may, not later than one hundred eighty (180) calendar days following the delivery to the BEC Parties of the Transfer Notice, consummate a Transfer of the Interest covered by the Transfer Notice on terms and conditions not more favorable to such Provident Party than those described in the Transfer Notice. Any proposed Transfer of any Additional Interests or the same Interests on terms materially different (it being understood that price and quantity are material terms) by such Provident Party shall again be subject to the Co-Sale Right and shall require compliance by such selling Provident Party with the procedures described in this Section 3 of this Exhibit A.

(d) Expiration. BEC’s Co-Sale Right shall expire on an IPO.

Section 4. BEC Registration Rights.

(a) Shelf Registration.

(i) At any time following an IPO and after the Partnership becomes eligible to file a Registration Statement (as defined below) on Form S-3 (or any successor form relating to secondary offerings), the BEC Parties may request, in writing, that the Partnership effect a registration on Form S-3 (or such successor form) of all Interests held by the BEC Parties (the “Registrable Interests”).

“Registration Statement” means a registration statement filed by the Partnership with the Securities Exchange Commission (the “Commission”) for a public offering and sale of securities of the Partnership (other than a registration statement on Form S-8 or Form S-4, or their successor forms, or any other form for a similar limited purpose, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another company, corporation or partnership).

(ii) If the BEC Parties intend to distribute the Registrable Interests covered by its request by means of an underwriting, the BEC Representative shall so advise the Partnership as a part of its request made pursuant to Section 4(a) or (b), as the case may be, and the Partnership shall include such information in its written notice referred to in Section 4(c).

If the Partnership desires that any officers of the Partnership holding securities of the Partnership be included in any registration for an underwritten offering requested pursuant to Section 4 of this Exhibit A or if other holders of securities of the Partnership who are entitled, by contract with the Partnership, to have securities included in such a registration (the “Other Holders”) request such inclusion, the Partnership may include the securities of such officers, directors and Other Holders in such registration and underwriting on the terms set forth herein. The Partnership shall (together with all Partners, officers, directors and Other Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form (including, without limitation, customary indemnification and contribution provisions on the part of the Partnership) with the managing underwriter; provided that such underwriting agreement shall not provide for indemnification or contribution obligations on the part of Partners greater than the obligations of the

Partners pursuant to Section 4(e) of this Exhibit A. Notwithstanding any other provision of this Section 4 of this Exhibit A, if the managing underwriter advises the Partnership that the inclusion of all shares requested to be registered would adversely affect the offering, the securities of the Partnership held by officers or directors of the Partnership (other than Registrable Interests) and the securities held by Other Holders (other than Registrable Interests) shall be excluded from such registration and underwriting to the extent deemed advisable by the managing underwriter, and if a further limitation of the number of shares is required, the number of shares that may be included in such registration and underwriting shall be allocated first to BEC and the BEC Parties, and second among all holders of Interests requesting registration in proportion, as nearly as practicable, to the respective number of Interests held by them at the time of the request for registration made by BEC pursuant to Section 2(a)(i) or (ii), as the case may be. If any holder of Registrable Interests, officer or Other Holder who has requested inclusion in such registration as provided above disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Partnership, and the securities so withdrawn shall also be withdrawn from registration. If the managing underwriter has not limited the number of Registrable Interests or other securities to be underwritten, the Partnership may include securities for its own account in such registration if the managing underwriter so agrees and if the number of Registrable Interests and other securities which would otherwise have been included in such registration and underwriting will not thereby be limited.

(b) Piggyback Registration.

(i) Whenever the Partnership proposes to file a Registration Statement (other than a Registration Statement filed pursuant to Section 4(a) of this Exhibit A above) at any time, it will, prior to such filing, give written notice to the BEC Parties of its intention to do so. Upon the written request of the BEC Parties given within twenty (20) days after the Partnership provides such notice (which request shall state the intended method of disposition of such Registrable Interests), the Partnership shall use its commercially reasonable efforts to cause all Registrable Interests which the Partnership has been requested by the BEC Parties to register to be registered under the Securities Act to the extent necessary to permit their sale or other disposition in accordance with the intended methods of distribution specified in the request of the BEC Parties; provided that the Partnership shall have the right at any time to postpone or withdraw any registration effected pursuant to this Section 2(b) of this Exhibit A without any obligation to the BEC Parties.

(ii) If the registration for which the Partnership gives notice pursuant to Section 4(b) of this Exhibit A is a registered public offering involving an underwriting, the Partnership shall so advise the BEC Parties as a part of the written notice given pursuant to Section 4(a) of this Exhibit A. In such event, the right of the BEC Parties to include its Registrable Interests in such registration pursuant to Section 4(b) of this Exhibit A shall be conditioned upon the BEC Parties’ participation in such underwriting on the terms set forth herein. All Partners proposing to distribute their securities through such underwriting shall (together with the Partnership, Other Holders, and any officers or directors distributing their securities in conjunction with such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for the underwriting by the Partnership. Notwithstanding any other provision of this Section 4(b) of Exhibit A, if the managing underwriter determines that the inclusion of all shares requested to be registered would adversely affect the offering, the Partnership may exclude all of the Registrable Interests from the registration statement for its initial public offering and may limit the number of Registrable Interests to be included in the registration and underwriting to an amount equal to not less than thirty percent (30%) of the total number of securities covered by such registration statement other than with respect to the Partnership’s initial public offering. The Partnership shall so advise all holders of Registrable Interests requesting registration, and the number of shares that are entitled to be included in the registration and underwriting shall be allocated in the following manner. The securities of the Partnership held by holders other than the BEC Parties shall be excluded from such registration and underwriting to the extent deemed advisable by the managing underwriter. If any holder of Registrable Interests or any officer, director or Other Holder disapproves of the terms of any such underwriting, such person may elect to withdraw therefrom by written notice to the Partnership, and any Registrable Interests or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

(c) Registration Procedures.

(i) If and whenever the Partnership is required by the provisions of this Exhibit A to the Agreement to use its commercially reasonable efforts to effect the registration of any Registrable Interests under the Securities Act, the Partnership shall:

(A) file with the Commission a Registration Statement with respect to such Registrable Interests and use its commercially reasonable efforts to cause that Registration Statement to become effective as soon as practicable;

(B) as expeditiously as possible prepare and file with the Commission any amendments and supplements to the Registration Statement and the prospectus included in the Registration Statement as may be necessary to comply with the provisions of the Securities Act (including the anti-fraud provisions thereof) and to keep the Registration Statement effective for the greater of six (6) months from the effective date or such period until all such Registrable Interests are sold or no longer require registration under the Securities Act to be sold;

(C) as expeditiously as possible furnish to the BEC Parties such reasonable numbers of copies of the prospectus (the “Prospectus”), including any preliminary Prospectus, in conformity with the requirements of the Securities Act, and such other documents as such the BEC Parties may reasonably request in order to facilitate the public sale or other disposition of the Registrable Interests owned by the BEC Parties requesting registration;

(D) as expeditiously as possible use its commercially reasonable efforts to register or qualify the Registrable Interests covered by the Registration Statement under the securities or Blue Sky laws of such states as the BEC Parties shall reasonably request, and do any and all other acts and things that may be necessary or desirable to enable the BEC Parties to consummate the public sale or other disposition in such states of the Registrable Interests owned by the BEC Parties; provided, however, that the Partnership shall not be required in connection with this Section 4(c)(i)(D) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction;

(E) as expeditiously as possible, cause all such Registrable Interests to be listed on each securities exchange or automated quotation system on which similar securities issued by the Partnership are then listed (or if no securities of the Partnership are so listed, on a securities exchange or automated quotation system reasonably satisfactory to the BEC Parties);

(F) promptly provide a transfer agent and registrar for all such Registrable Interests not later than the effective date of such Registration Statement;

(G) promptly make available for inspection by the BEC Parties, any managing underwriter participating in any disposition pursuant to such Registration Statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the BEC Parties, all financial and other records, pertinent corporate documents and properties of the Partnership and cause the Partnership’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such Registration Statement;

(H) as expeditiously as possible, notify the BEC Parties, promptly after it shall receive notice thereof, of the time when such Registration Statement has become effective or a supplement to any Prospectus forming a part of such Registration Statement has been filed; and

(I) as expeditiously as possible following the effectiveness of such Registration Statement, notify the BEC Parties of any request by the Commission for the amending or supplementing of such Registration Statement or Prospectus.

(ii) If the Partnership has delivered a Prospectus to the BEC Parties and after having done so the Prospectus is amended to comply with the requirements of the Securities Act, the Partnership shall promptly notify the BEC Parties and, if requested, the BEC Parties shall immediately cease making offers of Registrable Interests and return all Prospectuses to the Partnership. The Partnership shall promptly provide the BEC Parties with revised Prospectuses and, following receipt of the revised Prospectuses, the BEC Parties shall be free to resume making offers of the Registrable Interests.

(iii) In the event that, in the reasonable judgment of the Partnership, it is advisable to suspend use of a Prospectus included in a Registration Statement due to pending material developments or other events that have not yet been publicly disclosed and as to which the Partnership reasonably believes public disclosure would be detrimental to the Partnership, the Partnership shall notify the BEC Parties to such effect, and, upon receipt of such notice, the BEC Parties shall immediately discontinue any sales of Registrable Interests pursuant to such Registration Statement until the BEC Parties has received copies of a supplemented or amended Prospectus or until the BEC Parties is advised in writing by the Partnership that the then current Prospectus may be used and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus. Notwithstanding anything to the contrary herein, the Partnership shall not exercise its rights under this Section 4(c)(iii) of this Exhibit A to suspend sales of Registrable Interests for more than an aggregate of ninety (90) days in any 365-day period. Any such suspension shall extend the six-month period referred to in Section 4(c)(i)(B) of this Exhibit A for a period equal to the time of such suspension.

(d) Allocation of Expenses. The Partnership will pay all Registration Expenses (as defined below) for all registrations under this Agreement; provided, however, that if a registration under Section 4 of this Exhibit A is withdrawn at the request of the BEC Parties (other than as a result of information concerning the business or financial condition of the Partnership which is made known to the Partners after the date on which such registration was requested or as a result of the Partnership’s exercise of its rights under Section 4(f)) of this Exhibit A and if the BEC Parties elect not to have such registration counted as a registration requested under Section 4 of this Exhibit A, the requesting Partners shall pay the Registration Expenses of such registration pro rata in accordance with the number of their Registrable Interests included in such registration. For purposes of this Section, the term “Registration Expenses” shall mean all expenses incurred by the Partnership in complying with this Agreement, including, without limitation, all registration and filing fees, exchange listing fees, printing expenses, fees and expenses of counsel for the Partnership and the fees and expenses of one counsel selected by the BEC Parties to represent the BEC Parties, state Blue Sky fees and expenses, and the expense of any special audits incident to or required by any such registration, but excluding underwriting discounts, selling commissions and the fees and expenses of BEC’s own counsel (other than the counsel selected to represent BEC).

(e) Indemnification and Contribution.

(i) For purposes of this, in the event of any registration of any of the Registrable Interests under the Securities Act pursuant to this Agreement, the Partnership will indemnify and hold harmless the BEC Parties and each underwriter of such Registrable Interests within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which the BEC Parties, underwriter or controlling person may become subject under the Securities Act, the Exchange Act, state securities or Blue Sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Registrable Interests were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Partnership will reimburse the BEC Parties, underwriter and each such controlling person, as incurred, for any legal or any other expenses reasonably incurred by the BEC Parties, underwriter or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Partnership will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission made in such Registration Statement, preliminary prospectus or prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Partnership, in writing, by or on behalf of the BEC Parties, underwriter or controlling person specifically for use in the preparation thereof or intentionally withheld by Halbert Washburn and Randall Breitenbach or either of their Affiliates.

(ii) In the event of any registration of any of the Registrable Interests under the Securities Act pursuant to this Agreement, the BEC Parties will indemnify and hold harmless the Partnership, each of its directors, each of its officers who have signed the Registration Statement, each underwriter (if any), the BEC Parties and each Person, if any, who controls the Partnership, any such underwriter or the BEC Parties within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities to which the Partnership, such directors and officers, underwriter or controlling person may become subject under the Securities Act, Exchange Act, state securities or Blue Sky laws or otherwise, insofar as (but only insofar as) such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Interests were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent (and only to the extent), in each such case, that the statement or omission was made in reliance upon and in conformity with information furnished in writing to the Partnership by or on behalf of the BEC Parties specifically for use in connection with the preparation of such Registration Statement, prospectus, amendment or supplement; provided, however, that the obligations of the BEC Parties hereunder shall be limited to an amount equal to the net proceeds to BEC of Registrable Interests sold in connection with such registration.

(iii) Each party entitled to indemnification under this Section (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld); and, provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section except to the extent that the Indemnifying Party is adversely affected by such failure. The Indemnified Party may participate in such defense at such party’s expense; provided, however, that the Indemnifying Party shall pay such expense if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between the Indemnified Party and any other party represented by such counsel in such proceeding; provided, further that in no event shall the Indemnifying Party be required to pay the expenses of more than one law firm per jurisdiction as counsel for the Indemnified Party. The Indemnifying Party also shall be responsible for the expenses of such defense if the Indemnifying Party does not elect to assume such defense. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation, and no Indemnified Party shall consent to entry of any judgment or settle such claim or litigation without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld.

(iv) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Section 4(e) of this Exhibit A is due in accordance with its terms but for any reason is held to be unavailable to an Indemnified Party in respect to any losses, claims, damages and liabilities referred to herein, then the Indemnifying Party shall, in lieu of indemnifying such Indemnified Party, contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities to which such party may be subject in such proportion as is appropriate to reflect the relative fault of the Partnership on the one hand and the BEC Parties on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Partnership and the BEC Parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact related to information supplied by the Partnership or the BEC Parties and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Partnership and the BEC Parties agree that it would not be just and equitable if contribution pursuant to this Section 4(e) of this Exhibit A, were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph of Section 4(e) of this Exhibit A, (A) in no case shall the BEC Parties be liable or responsible for any amount in excess of the net proceeds received by the BEC Parties from the offering of Registrable Interests and (B) the Partnership shall be liable and responsible for any amount in excess of such proceeds; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section, notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties from whom contribution may be sought shall not relieve such party from any other obligation it or they may have thereunder or otherwise under this Section. No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its prior written consent, which consent shall not be unreasonably withheld.

(f) Other Matters with Respect to Underwritten Offerings. In the event that Registrable Interests are sold pursuant to a Registration Statement in an underwritten offering pursuant to Section 4 of this Exhibit A, the Partnership agrees to (a) enter into an underwriting agreement containing customary representations and warranties with respect to the business and operations of the Partnership and customary covenants and agreements to be performed by the Partnership, including without limitation customary provisions with respect to indemnification by the Partnership of the underwriters of such offering; (b) use its commercially reasonable efforts to cause its legal counsel to render customary opinions to the underwriters with respect to the Registration Statement; and (c) use its commercially reasonable efforts to cause its independent public accounting firm to issue customary “cold comfort letters” to the underwriters with respect to the Registration Statement.

(g) Information by Holder. Each holder of Registrable Interests included in any registration shall furnish to the Partnership such information regarding such holder and the distribution proposed by such holder as the Partnership may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

(h) “Stand-Off” Agreement; Confidentiality of Notices. Each Partner, if requested by the Partnership and the managing underwriter of an underwritten public offering by the Partnership of limited Partnership Interests, shall enter into an agreement to not sell, offer or contract to sell, make any short sale or maintain any short position, loan, grant any option for the purchase of, pledge, establish or maintain a “put equivalent position” (within the meaning of Section 16-a-1(h) under the Securities Exchange Act of 1934, as amended), enter into any swap, derivative transaction or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Registrable Interests (whether any such transaction is to be settled by delivery of Registrable Interests or options to purchase relating to Registrable Interests) or otherwise dispose of, directly or indirectly, any Registrable Interests or other securities of the Partnership held by such Partner for a period of up to one hundred eighty (180) days following the effective date for the Partnership’s initial public offering; provided, that all Partners of the Partnership then holding at least one percent (1%) of the outstanding Partnership Interests (on an as-converted basis) and all officers of the Partnership enter into identical agreements.

The Partnership may impose stop-transfer instructions with respect to the Registrable Interests or other securities subject to the foregoing restriction until the end of such 180-day period.

Any Partner receiving any written notice from the Partnership regarding the Partnership’s plans to file a Registration Statement shall treat such notice confidentially and shall not disclose such information to any person other than as necessary to exercise its rights under this Agreement.

(i) Limitations on Subsequent Registration Rights. The General Partner shall not, without the prior written consent of a majority in interest of the Class A Limited Partners, permit the Partnership to enter into any agreement (other than this Agreement) with any holder or prospective holder of any securities of the Partnership which grant such holder or prospective holder rights to include securities of the Partnership in any Registration Statement, unless (a) under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such holder’s securities will not reduce the amount of the Registrable Interests of the Partners that are included in such registration, or (b) no rights are granted to initiate a registration, other than registration pursuant to a registration statement on Form S-3 (or its successor) in which Partners are entitled to include Registrable Interests on a pro rata basis with such holders based on the number of shares of Common Stock (on an as-converted basis) owned by Partners and such holders.

(j) Rule 144 Requirements. After the earliest of (i) the closing of the sale of securities of the Partnership pursuant to a Registration Statement, (ii) the registration by the General Partner of a class of securities of the Partnership under Section 12 of the Exchange Act, or (iii) the issuance by the Partnership of an offering circular pursuant to Regulation A under the Securities Act, the General Partner agrees to:

(i) make and keep current public information about the Partnership available, as those terms are understood and defined in Rule 144;

(ii) use its commercially reasonable efforts to file with the Commission in a timely manner all reports and other documents required of the Partnership under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

(iii) furnish to any holder of Registrable Interests upon request (A) a written statement by the Partnership as to its compliance with the reporting requirements of Rule 144 of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements) or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (B) a copy of the most recent annual or quarterly report of the Partnership, and (C) such other reports and documents of the Partnership as such holder may reasonably request to avail itself of any similar rule or regulation of the Commission allowing it to sell any such securities without registration or pursuant to Form S-3 (at any time after it so qualifies).

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